                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to "240.14a-11(c)" or "240.14a-12"

                                 PROLOGIS TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

   Notes:

                                [PROLOGIS LOGO]

                                 PROLOGIS TRUST
                             14100 EAST 35TH PLACE
                             AURORA, COLORADO 80011

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 2001

TO THE SHAREHOLDERS:

     The 2001 annual meeting of shareholders of ProLogis Trust ("ProLogis") will be held on Thursday, May 17, 2001, at the Denver headquarters, 14100 E. 35th Place, Aurora, Colorado at 10:30 a.m. (Mountain Time) for the following purposes:

        1. To elect four Class II Trustees to serve until the annual meeting of shareholders in 2004, and until their successors are duly elected and qualify;

        2. To approve the adoption of the ProLogis Trust Employee Share Purchase Plan; and

        3. To transact such other business as properly may come before the meeting and any adjournment or postponement thereof.

     Further information regarding the business to be transacted at the meeting is given in the accompanying Proxy Statement.

     Shareholders of record at the close of business on April 3, 2001, are entitled to notice of, and to vote at, the meeting.

     Please help ProLogis by promptly marking, dating, signing and returning the enclosed proxy card in the envelope provided for your convenience, or by using a toll-free telephone number or the Internet, in accordance with the instructions on the proxy card. If you attend the meeting and decide to vote in person, you may revoke your proxy.

                                            For the Board of Trustees,

                                            /s/ EDWARD S. NEKRITZ
                                            Edward S. Nekritz
                                            Secretary

April 10, 2001

 YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE OR REFER TO THE INSTRUCTIONS ON THE PROXY CARD TO VOTE
                          BY TELEPHONE OR THE INTERNET

                                 PROLOGIS TRUST
                             14100 EAST 35TH PLACE
                             AURORA, COLORADO 80011

                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 17, 2001

                             ---------------------

                              GENERAL INFORMATION

     This proxy statement is being sent on April 10, 2001, to solicit proxies on behalf of the Board of Trustees (the "Board") of ProLogis Trust ("ProLogis") to be voted at the 2001 annual meeting of shareholders to be held on Thursday, May 17, 2001, and to provide information concerning the use of the proxy and the business to be transacted at the annual meeting. If a shareholder specifies a choice with respect to any matter to be acted upon, the proxy holders will vote the shares represented by the proxy in accordance with the shareholder's specifications. If the shareholder returns an executed proxy without specifying choices, the proxy holders will vote the common shares of beneficial interest, $.01 par value per share (the "Common Shares"), in accordance with the recommendations of the Board.

     If you are a registered owner and plan to attend the meeting in person, please detach and retain the admission ticket which is attached to your proxy card. Beneficial owners whose ownership is registered under another party's name and who plan to attend the meeting in person may obtain admission tickets in advance by sending written requests, along with proof of ownership, such as a bank or brokerage firm account statement, to: Edward S. Nekritz, Secretary, ProLogis Trust, 14100 East 35th Place, Aurora, Colorado 80011. Record owners and beneficial owners (including the holders of valid proxies therefrom) who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions counter at the annual meeting.

     Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of ProLogis, by delivering to the Secretary of ProLogis a duly executed proxy bearing a later date, or by attending and voting in person at the meeting.

     The cost of soliciting proxies will be borne by ProLogis. In addition to solicitation by mail, proxies may be solicited personally, or by telephone or facsimile transmission, by agents of ProLogis or, without additional compensation for such services, by officers or employees of ProLogis. ProLogis will also request banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties to forward the solicitation material to the beneficial owners of Common Shares held of record by such persons, and ProLogis will, upon request of such record holders, reimburse forwarding charges and expenses.

                      SHARES OUTSTANDING AND VOTE REQUIRED

     At the close of business on April 3, 2001, the record date for determination of shareholders entitled to notice of, and to vote at, the meeting, approximately 173,736,419 Common Shares, were outstanding. Each whole Common Share outstanding represents one vote, and each fractional Common Share represents its fraction of one vote. There is no right to cumulative voting. A majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum at the meeting.

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the Common Shares entitled to vote and represented in person or by proxy at the meeting is required to elect each nominee for Trustee and to approve the adoption of the ProLogis Trust Employee Share Purchase Plan (the "Employee Share Purchase Plan"), provided that in the case of the Employee Share Purchase Plan, the total votes cast on the proposal represent at least a majority of the votes entitled to be cast. Abstentions and broker non-votes will be counted as Common Shares represented at the meeting for purposes of determining a quorum. Abstentions and broker non-votes will have no effect with respect to the election of Trustees or the adoption of the Employee

Share Purchase Plan, except that if at least a majority of shares entitled to vote do not vote, abstentions and broker non-votes will have the effect of a vote "against" the Employee Share Purchase Plan.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding ownership of Common Shares as of April 3, 2001, by (i) each person known to ProLogis to have been the beneficial owner of more than five percent of the outstanding Common Shares on such date, (ii) each Trustee, (iii) the Chairman, the President and the three other most highly compensated executive officers for 2000 (the "Named Executive Officers") and (iv) all Trustees and executive officers as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power. The following table assumes that, for the purpose of calculating the number and percent of Common Shares beneficially owned by a person all options or other convertible or exchangeable securities held by that person which are exercisable within 60 days have been exercised, but that no options or convertible or exchangeable securities held by other persons have been exercised, converted or exchanged. Fractional Common Shares have been rounded to the nearest whole Common Share in the table below and elsewhere in this Proxy Statement.

                                                                  NUMBER OF
                                                                COMMON SHARES       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   COMMON SHARES
------------------------------------                          ------------------   -------------
Security Capital Group Incorporated.........................      49,903,814(1)        28.72%
  125 Lincoln Avenue
  Santa Fe, New Mexico 87501
Cohen & Steers Capital Management, Inc. ....................       8,864,400(2)         5.10%
  757 Third Avenue
  New York, New York 10017
C. Ronald Blankenship.......................................             878           *
  125 Lincoln Avenue
  Santa Fe, New Mexico 87501
K. Dane Brooksher...........................................         445,704(3)        *
  14100 East 35th Place
  Aurora, Colorado 80011
Stephen L. Feinberg.........................................         246,903(4)        *
  4855 North Mesa, Suite 120
  El Paso, Texas 79912
Donald P. Jacobs............................................          11,622(5)        *
  J.L. Kellogg Graduate School of Management
  Northwestern University
  2001 Sheridan Road
  Evanston, Illinois 60208-2003
Irving F. Lyons, III........................................         748,664(6)        *
  47775 Fremont Boulevard
  Fremont, California 94538
William G. Myers............................................         171,580(7)        *
  1114 State Street, Suite 232
  Santa Barbara, California 93101
Walter C. Rakowich..........................................         152,022(8)        *
  14100 East 35th Place
  Aurora, Colorado 80011

                                                                  NUMBER OF
                                                                COMMON SHARES       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   COMMON SHARES
------------------------------------                          ------------------   -------------
John E. Robson..............................................          31,429(9)        *
  Robertson Stephens
  555 California Street, 26th Floor
  San Francisco, California 94104
John W. Seiple, Jr. ........................................         159,266(10)       *
  14100 East 35th Place
  Aurora, Colorado 80011
Kenneth N. Stensby..........................................          32,971(11)       *
  7112 Shannon Drive
  Edina, Minnesota 55439
J. Andre Teixeira...........................................           5,569(12)       *
  The Coca-Cola Export Corporation
  Moscow Representation Office
  Novoorlovskaya St. 7, 3rd Floor
  Moscow Russia 119633
Robert J. Watson............................................          66,374(13)       *
  Capronilaan 25-27
  1119 NP Schiphol -- Rijk
  Amsterdam, The Netherlands
Thomas G. Wattles...........................................          28,823(14)       *
  125 Lincoln Avenue
  Santa Fe, New Mexico 87501
All trustees and executive officers as a group (13
  persons)..................................................       2,101,805            1.21%

---------------

  *  Less than 1%

 (1) These Common Shares are owned of record by SC Realty Incorporated, a wholly owned subsidiary of Security Capital Group Incorporated ("Security Capital").

 (2) Information regarding beneficial ownership of Common Shares by Cohen & Steers Capital Management, Inc., is included herein in reliance on an amendment to Schedule 13G, filed with the Securities and Exchange Commission ("SEC") on February 14, 2001. Cohen & Steers Capital Management, Inc. has sole power to vote or to direct the vote with respect to 7,527,400 of the shares reported and has sole power to dispose or to direct the disposition with respect to all of the shares reported. Cohen & Steers Capital Management, Inc. has represented that the shares reported were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of ProLogis and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

 (3) Includes 897 Common Shares held by Mr. Brooksher's wife. Includes 260,436 Common Shares and associated dividend equivalent units that are issuable upon exercise of options and 34,569 Common Shares and associated dividend equivalent units that are issuable upon the conversion of restricted share units (see "Executive Compensation -- 1997 Long-Term Incentive Plan") all of which were granted under the 1997 Long-Term Incentive Plan. Includes 959 Common Shares held through ProLogis' 401(k) Savings Plan and Trust (the "401(k) Plan") and 18,745 Common Shares held through ProLogis' Non-Qualified Savings Plan.

 (4) Dorsar Partners, L.P. beneficially owns 96,922 Common Shares and Dorsar Investment Company beneficially owns 30,000 Common Shares. As a result of his position with Dorsar Partners, L.P. and Dorsar Investment Company, Mr. Feinberg may be deemed to share voting and dispositive power with respect to Common Shares owned by these entities. A trust of which Mr. Feinberg is beneficiary owns 16,000 of these Common Shares and another trust of which Mr. Feinberg is trustee and of which a relative of Mr. Feinberg is the beneficiary owns an additional 16,000 of these Common Shares. Includes 6,658 Common Shares and associated dividend equivalent units that are issuable upon the exercise of options granted under the Outside Trustees Plan. See "Election of Trustees" and "Outside Trustees Plan".

 (5) Includes 300 Common Shares held in a trust for the benefit of Mr. Jacobs' children and 8,658 Common Shares and associated dividend equivalent units that are issuable upon the exercise of options granted under the Outside Trustees Plan.

 (6) A trust of which Mr. Lyons is the trustee and of which Mr. Lyons and members of his family are beneficiaries own 8,039 of these Common Shares and 327 Common Shares are owned by Mr. Lyons' daughters. Includes 220,095 Common Shares and associated dividend equivalent units issuable upon the exercise of options and 28,808 Common Shares and associated dividend equivalent units that are issuable upon the conversion of restricted share units all of which were granted under the 1997 Long-Term Incentive Plan. A total of 390,413 Common Shares are issuable upon exchange of units in ProLogis Limited Partnership -- I. Mr. Lyons is a partner of certain limited partners of such partnership. By virtue of such position, Mr. Lyons may be deemed to beneficially own these Common Shares. Includes 835 Common Shares held through the 401(k) Plan and 2,662 Common Shares held through ProLogis' Non-Qualified Savings Plan.

 (7) Includes 37,885 Common Shares owned by an entity with which Mr. Myers may be deemed to share voting and dispositive power with respect to Common Shares as a result of his position with this entity, and 118,181 of these Common Shares are owned by Mr. Myers' IRA. Includes 8,658 Common Shares and associated dividend equivalent units that are issuable upon the exercise of options granted under the Outside Trustees Plan.

 (8) Includes 549 Common Shares held in a family trust of which Mr. Rakowich is beneficiary and 504 Common Shares in a trust of which Mr. Rakowich is trustee as to which Mr. Rakowich disclaims beneficial ownership. Includes 872 Common Shares held by Mr. Rakowich's children, 83,778 Common Shares and associated dividend equivalent units issuable upon the exercise of options and 12,294 Common Shares and associated dividend equivalent units issuable upon the conversion of restricted share units all of which were granted under the 1997 Long-Term Incentive Plan. Includes 973 Common Shares held through the 401(k) Plan.

 (9) Includes 5,993 Common Shares held by Mr. Robson's IRA, 8,341 Common Shares held by the John and Margaret Robson Living Trust, 7,946 Common Shares held by Mr. Robson's pension account, and 491 Common Shares held by Mr. Robson's wife. Includes 8,658 Common Shares and associated dividend equivalent units that are issuable upon the exercise of options granted under the Outside Trustees Plan.

(10) Includes 935 Common Shares held by Mr. Seiple's children. Includes 83,778 Common Shares and associated dividend equivalent units issuable upon the exercise of options and 23,046 Common Shares and associated dividend units issuable upon the conversion of restricted share units all of which were granted under the 1997 Long-Term Incentive Plan. Includes 866 Common Shares held through the 401(k) Plan.

(11) Includes 27,504 Common Shares that are issuable upon exercise of options granted under the Meridian Industrial Trust, Inc. ("Meridian") Employee and Director Incentive Stock Plan and 2,658 Common Shares and associated dividend equivalent units that are issuable upon the exercise of options granted under the Outside Trustees Plan.

(12) Includes 2,658 Common Shares and associated dividend equivalent units that are issuable upon the exercise of options granted under the Outside Trustees Plan.

(13) Includes 866 Common Shares held in trust accounts for Mr. Watson's children, 1,150 Common Shares held by the estate of Mr. Watson's late father, and 433 Common Shares held by Mr. Watson's wife. Includes 981 Common Shares held through the 401(k) Plan.

(14) Includes 8,040 Common Shares held by Mr. Wattles' IRA and 2,575 Common Shares held by Mr. Wattles' children.

                              ELECTION OF TRUSTEES

                                  (PROPOSAL 1)

NOMINEES

     The Common Shares represented by the accompanying proxy will be voted to elect the four nominees named below as Class II Trustees, unless otherwise indicated on the proxy. Messrs. Blankenship, Feinberg, Jacobs, and Teixeira, if elected, will serve as Class II Trustees until the annual meeting of shareholders in 2004. Any vacancies occurring during any calendar year will be filled (i) at a special meeting of shareholders called for such purpose, (ii) by the Trustee or Trustees then in office, or (iii) at the next annual meeting of shareholders. Trustees elected at special meetings of shareholders to fill vacancies or appointed by the remaining Trustee or Trustees to fill vacancies will hold office until the next annual meeting of shareholders at which time the shareholders will elect a Trustee to fill the unexpired term of the class of Trustees in which the vacancy occurred. Should any of the nominees named below become unavailable for election, which is not anticipated, the Common Shares represented by the accompanying proxy will be voted for the election of another person recommended by the Board. THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE NAMED BELOW FOR TRUSTEE.

                                                                                          TERM
TRUSTEES                 AGE                     BUSINESS EXPERIENCE                     EXPIRES
--------                 ---                     -------------------                     -------
C. Ronald Blankenship..  51    Mr. Blankenship has served as a Trustee since June         2004
(Class II Trustee)             2000. Mr. Blankenship has been Director, Vice Chairman
                               and Chief Operating Officer of Security Capital since
                               May 1998. Mr. Blankenship was Managing Director of
                               Security Capital from 1991 to 1998 and he was Chairman
                               of Archstone Communities Trust (a REIT focused on
                               apartment communities and a former affiliate of
                               Security Capital) until June 1997. Mr. Blankenship was
                               a Trustee of Archstone Communities Trust from March
                               2000 to February 2001. Mr. Blankenship has been the
                               Interim Chairman, Chief Executive Officer and a
                               Director of Homestead Village Incorporated (an
                               affiliate of Security Capital) since May 1999. Mr.
                               Blankenship is a Trustee of City Center Retail Trust
                               and Urban Growth Property Trust (both affiliates of
                               Security Capital). Mr. Blankenship is a Director of
                               BelmontCorp, CarrAmerica Realty Corporation, InterPark
                               Holdings, Inc., Macquarie Capital Partners LLC, Regency
                               Centers Corporation and Storage USA, Inc. (all
                               affiliates of Security Capital).
Stephen L. Feinberg....  56    Mr. Feinberg has served as a Trustee since January         2004
(Class II Trustee)             1993. Mr. Feinberg has been Chairman of the Board and
                               Chief Executive Officer of Dorsar Investment Co., Inc.,
                               a diversified holding company with interests in real
                               estate and venture capital since 1970. Mr. Feinberg is
                               also a Director of Security Capital Preferred Growth
                               Incorporated (an affiliate of Security Capital),
                               Continental Transmission Corporation, The Harvill Press
                               Limited, MetaMetrics, Inc., St. John's College, The
                               Santa Fe Institute, and The Feinberg Foundation, Inc.
                               He was formerly Chairman of the Board of St. John's
                               College, and a former Director of Farrar, Strauss and
                               Giroux, Inc. (a private publishing company), Molecular
                               Informatics, Inc., Border Steel Mills, Inc., Springer
                               Building Materials Corporation, Circle K Corporation,
                               EnerServ Products, Inc., and Texas Commerce Bank-First
                               State.

                                                                                          TERM
TRUSTEES                 AGE                     BUSINESS EXPERIENCE                     EXPIRES
--------                 ---                     -------------------                     -------
Donald P. Jacobs.......  73    Mr. Jacobs has served as a Trustee since February 1996.    2004
(Class II Trustee)             Mr. Jacobs has been a faculty member of the J.L.
                               Kellogg Graduate School of Management of Northwestern
                               University since 1957 and Dean since 1975. Mr. Jacobs
                               is a Director of Hartmarx Corporation, Terex
                               Corporation, CDW Computer Centers, and GP Strategies.
                               Mr. Jacobs was formerly a Director of Commonwealth
                               Edison and its parent company, Unicom. He was formerly
                               Chairman of the Public Review Board of Andersen
                               Worldwide. Mr. Jacobs was Chairman of the Advisory
                               Committee of the Oversight Board of the Resolution
                               Trust Corporation for the third region from 1990 to
                               1992, Chairman of the Board of AMTRAK from 1975 to
                               1979, and Co-Staff Director of the Presidential
                               Commission on Financial Structure and Regulation from
                               1970 to 1971. Mr. Jacobs was Senior Economist for the
                               Banking and Currency Committee of the U. S. House of
                               Representatives from 1963 to 1964.
J. Andre Teixeira......  48    Mr. Teixeira has served as a Trustee since February        2004
(Class II Trustee)             1999. Mr. Teixeira is President of Coca-Cola for the
                               Russia/Ukraine region and General Manager of Coca-Cola
                               Russia, Ukraine and Belarus. Mr. Teixeira also serves
                               as Head of Representation for the Coca-Cola Export
                               Corporation, Moscow. Mr. Teixeira was Director of the
                               Development Center, Europe, for Coca-Cola Greater
                               Europe, Director, Brussels Operations, Cola-Cola
                               Greater Europe, and Managing Director, Coca-Cola
                               Services S.A. from 1995 to 1998. Mr. Teixeira was the
                               Africa Group Account Executive, Development, for
                               Coca-Cola from 1994 to 1995, and Director, Research &
                               Development, Coca-Cola Greater Europe from 1990 to
                               1995.

     Security Capital has the right to nominate up to three Trustees, depending upon its level of beneficial ownership of Common Shares. See "Certain Relationships and Transactions -- Amended and Restated Investor Agreement." Messrs. Blankenship and Wattles are the nominees of Security Capital. The Declaration of Trust requires that a majority of the Trustees not be officers or employees of ProLogis.

CONTINUING TRUSTEES

     The following persons will continue to hold positions as Trustees as described below:

     K. Dane Brooksher -- 62 -- Mr. Brooksher has served as a Trustee since October 1993. Mr. Brooksher has been Chairman and Chief Executive Officer of ProLogis since March 1999. Mr. Brooksher was Co-Chairman and Chief Operating Officer of ProLogis from November 1993 to March 1999 (through September 1997 he was employed by ProLogis' former management company). Mr. Brooksher was Area Managing Partner and Chicago Office Managing Partner of KPMG Peat Marwick (now KPMG LLP), independent public accountants, where he served on the Board of Directors and Management Committee and as International Development Partner for Belgium and the Netherlands. Mr. Brooksher is a Director of Vizional Technologies, Inc. (an entity in which ProLogis has invested), a Director of Butler Manufacturing Company, and an Advisory Board Member of the J.L. Kellogg Graduate School of Management of Northwestern University. Mr. Brooksher's term as Trustee expires in 2002.

     Irving F. Lyons, III -- 51 -- Mr. Lyons has served as a Trustee since March 1996. Mr. Lyons has been President of ProLogis since March 1999 and Chief Investment Officer of ProLogis since March 1997. Mr. Lyons was Co-Chairman of ProLogis from March 1997 to March 1999 and Managing Director of ProLogis from

December 1993 to March 1997 (through September 1997 he was employed with ProLogis' former management company). Mr. Lyons was the Managing Partner of King & Lyons, a San Francisco Bay Area industrial real estate development and management company, since its inception in 1979. Mr. Lyons' term as Trustee expires in 2003.

     William G. Myers -- 73 -- Mr. Myers has served as a Trustee since January 1995. Mr. Myers is Chief Executive Officer of Ojai Ranch and Investment Company, Inc., Santa Barbara, California, an agri-business and investment company that Mr. Myers founded in 1963. He was formerly a Trustee of Archstone Communities Trust (a former affiliate of Security Capital) and a former Director of S.E.E. International, Itedek Inc., and Bank of A. Levy. Mr. Myers serves as a Director of the Library of Congress-James Madison Council, the California Historical Society Foundation and St. Joseph's Health & Retirement Foundation. He is also a Director of the Santa Barbara Botanic Gardens, The Chalone Wine Group and The Nature Conservancy. He is a Trustee of H. C. and R. C. Merritt Trusts. Mr. Myers' term as Trustee expires in 2003.

     John E. Robson -- 70 -- Mr. Robson has served as a Trustee since April 1994. Mr. Robson has been Senior Advisor of Robertson Stephens, a San Francisco based investment banking firm since 1994. Mr. Robson was Deputy Secretary of the United States Treasury from 1989 to 1992. He was Dean and Professor of Management, Emory University School of Business Administration from 1986 to 1989. Mr. Robson was President, Chief Executive Officer, Executive Vice President and Chief Operating Officer of G.D. Searle & Co, a pharmaceutical and consumer products firm over the period of 1978-1983. Mr. Robson is currently a Director of Pharmacia Corporation, Northrop Grumman Corporation, COR Solutions, Inc., SCRAM Technologies, Inc. and he is on the Business Advisory Board of Gilead Sciences, Inc. Mr. Robson's term as Trustee expires in 2003.

     Kenneth N. Stensby -- 61 -- Mr. Stensby has served as a Trustee since March 1999. Mr. Stensby was a Director of Meridian from 1996 to March 1999. Mr. Stensby was President and Chief Executive Officer of United Properties, a large Minneapolis-based diversified real estate company, from 1974 until his retirement in January 1995. Mr. Stensby is past President of the National Association of Industrial and Office Parks and was a Director of First Asset Realty Advisors, a pension advisory subsidiary of First Bank of Minneapolis. Mr. Stensby was formerly a Director of Corner House. Mr. Stensby's term as Trustee expires in 2002.

     Thomas G. Wattles -- 49 -- Mr. Wattles has served as a Trustee since January 1993. Mr. Wattles was a Director of ProLogis' predecessor since its formation in June 1991 until January 1993. Mr. Wattles was Non-Executive Chairman of ProLogis from March 1997 to May 1998 and Co-Chairman and Chief Investment Officer of ProLogis from November 1993 to March 1997 (through September 1997 he was employed by ProLogis' former management company). Mr. Wattles is a Managing Director of Security Capital and has been with Security Capital in various capacities since March 1991. Mr. Wattles is a Trustee of City Center Retail Trust, CWS Communities Trust and Urban Growth Property Trust (all affiliates of Security Capital). He is a Director of Access Self-Storage Holdings S.A., Akeler Holdings S.A., Bernheim-Comofi S.A., CWE Property Holdings S.A., InterPark Holdings, Inc., London & Henley Holdings S.A., Millers Storage Holdings S.A., Regency Centers Corporation and Security Capital European Realty S.A. (all affiliates of Security Capital). Mr. Wattles' term as Trustee expires in 2002.

BOARD OF TRUSTEES MEETINGS AND COMMITTEES

     The Board held five meetings during 2000.

     The Audit Committee of the Board, comprised of Messrs. Feinberg (Chairman), Stensby and Teixeira, is responsible for recommending to the Board the appointment of independent auditors, reviewing all recommendations of the auditors with respect to accounting methods and internal controls of ProLogis, reviewing and approving non-audit services, and reviewing the scope of the audits conducted by the auditors. The Board has adopted a written charter that specifies the scope of the Audit Committee's responsibilities, a copy of which is included as Appendix A to this proxy statement. The Audit Committee held two meetings in 2000.

     The Investment Committee of the Board, comprised of Messrs. Feinberg (Chairman), Myers, Stensby and Wattles is responsible for approving acquisitions, dispositions and other investment decisions between meetings of the full Board. Any decisions made by the Investment Committee are reported to the full Board at its next quarterly meeting. The Investment Committee held seven meetings in 2000.

     The Management Development and Compensation Committee (the "Compensation Committee") of the Board, comprised of Messrs. Jacobs (Chairman), Myers, Robson and Wattles is responsible for reviewing and approving ProLogis' compensation and benefits policies. The Compensation Committee also reviews and recommends to the Board the amount and form of compensation and benefits for the senior executive officers. The Compensation Committee held four meetings in 2000.

     The Board Governance and Nomination Committee (the "Governance Committee") of the Board, comprised of Messrs. Robson (Chairman), Jacobs, Myers, Teixeira and Wattles is responsible for reviewing and making recommendations to the Board on organization and succession matters, evaluating the effectiveness of the Board and its committees, reviewing and making recommendations for committee appointments to the Board, considering and proposing to the Board a slate of Trustees (including nominees recommended by holders of Common Shares) for election at the annual meeting of shareholders, and assessing and making recommendations to the Board on corporate governance matters. For a summary of the procedures to be followed by shareholders in submitting nominations, see "Shareholder Proposals." The Governance Committee held three meetings in 2000.

     Each Trustee attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all the committees on which he served, except for Mr. Myers who attended 56% of the meetings of the Board and committees on which he served.

TRUSTEE COMPENSATION

     ProLogis pays an annual retainer of $25,000 to Trustees who were not officers of ProLogis or employees of Security Capital ("Outside Trustees"). These fees are paid to the Outside Trustees in Common Shares (quarterly on each dividend payment date) based on the then current market price of the Common Shares pursuant to ProLogis' Dividend Reinvestment and Share Purchase Plan (the "DRPP"). Outside Trustees also receive $1,000 for each Board meeting attended, which is also paid in Common Shares. Members of the Investment Committee who are Outside Trustees receive an additional annual retainer of $4,000 and members of the Audit, Compensation, and Governance Committees who are Outside Trustees receive an additional annual retainer of $2,000, all of which retainers are paid in Common Shares. Unless payment is deferred at the option of the Outside Trustee, both the retainer and meeting fees payable to Outside Trustees are paid directly into the DRPP on behalf of the Outside Trustees as optional cash payments, and the Common Shares purchased remain in the DRPP. Common Shares subsequently purchased with the retainer and committee fees may not be sold or otherwise transferred so long as the Outside Trustee remains a Trustee. The Board may grant an individual Outside Trustee a waiver of the requirement that Outside Trustees' fees be used to purchase Common Shares or that such Common Shares be held so long as the Outside Trustee remains a Trustee.

     Each Outside Trustee may defer the payment of fees from the date such fees were originally to be received for a minimum of two years or for so long as the Outside Trustee remains a Trustee. During the period of deferral, ProLogis credits the Outside Trustee with fees designated for payment and dividends which would have been paid on the Common Shares previously credited as fees. However, no payment is actually made, nor are any Common Shares or funds actually set aside until the deferral period concludes.

     Outside Trustees are reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board meetings.

OUTSIDE TRUSTEES PLAN

     During 2000, ProLogis made awards to its Outside Trustees under the ProLogis Share Option Plan for Outside Trustees and the ProLogis 2000 Share Option Plan for Outside Trustees (the "Outside Trustee Plans"). A total of 500,000 Common Shares are authorized for issuance under the Outside Trustee Plans. Effective in 1999, on the date of each annual meeting of shareholders of ProLogis each Outside Trustee will be granted an option to purchase 5,000 Common Shares at an exercise price equal to the closing price of the Common Shares on the New York Stock Exchange ("NYSE") on the date of grant. The options vest at the rate of 25% per year on each anniversary of the date of the award for the four succeeding years after the award. In the event of changes in the outstanding Common Shares, the administrator may make appropriate adjustments to the aggregate number of Common Shares available under the Outside Trustee Plans and the terms of the options for Common Shares subject to the Outside Trustee Plans. Prior to 1999, on the date of each annual meeting of shareholders of ProLogis, each Outside Trustee was granted an option to purchase 2,000 Common Shares at an exercise price equal to the closing price of the Common Shares on the NYSE on the date of grant. The options have a five-year term and are immediately exercisable. The Secretary of ProLogis administers the Outside Trustee Plans.

     Also beginning in 1999, the Outside Trustees receive dividend equivalent units with respect to the options awarded. For the year 1999, each Outside Trustee was credited with dividend equivalent units at the end of such calendar year in an amount equal to (i) the average dividend yield during such year with respect to a Common Share which is in excess of the Standard & Poor's 500 Stock Index average dividend yield for such year, multiplied by (ii) the number of Common Shares underlying the Outside Trustee's outstanding options. Beginning on March 16, 2000, each Outside Trustee was credited with dividend equivalent units at the end of each calendar year in an amount equal to (i) the annual dividend for such calendar year, multiplied by (ii) the number of Common Shares underlying the outstanding option and divided by the (iii) average share price for such calendar year. Each dividend equivalent unit accumulates additional dividend equivalent units. All dividend equivalent units are paid in Common Shares at a rate of one Common Share per dividend equivalent unit. The dividend equivalent units are subject to the same vesting schedule as the underlying options. Through December 15, 2000, dividend equivalent units will be payable when the underlying options are exercised or when the options expire (whether by reason of termination of service or otherwise), unless the participant elects to defer receipt. Beginning on December 16, 2000, dividend equivalent units will be payable when the underlying options are exercised or upon 100% vesting of the underlying option.

                         APPROVAL OF THE PROLOGIS TRUST
                          EMPLOYEE SHARE PURCHASE PLAN

                                  (PROPOSAL 2)

     The Employee Share Purchase Plan was approved on September 14, 2000 and the Board recommended that it be submitted to the shareholders of ProLogis for approval. If the shareholders approve the Employee Share Purchase Plan at the meeting, the Employee Share Purchase Plan will become effective on June 1, 2001.

     The purpose of the Employee Share Purchase Plan is to provide a method for eligible employees of ProLogis and its participating subsidiaries to acquire an interest in ProLogis through the purchase of Common Shares from ProLogis at a discount from fair market value. A total of 5,000,000 Common Shares (subject to adjustment for share splits, share dividends, recapitalizations or other corporate restructurings) have been authorized for issuance under the Employee Share Purchase Plan. The full text of the Employee Share Purchase Plan is set forth in Appendix B to this proxy statement. The following description of the Employee Share Purchase Plan is qualified in its entirety by reference to the text of the Employee Share Purchase Plan.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE EMPLOYEE SHARE PURCHASE PLAN.

DESCRIPTION OF THE EMPLOYEE SHARE PURCHASE PLAN

     Eligible employees may choose to participate in the Employee Share Purchase Plan during offering periods by authorizing payroll deductions of up to 15% of their salaries, subject to limitations imposed by the Internal Revenue Code of 1986 (the "Code"). No Participant may purchase more than $25,000 of Shares under the Plan for each calendar year. A participant may increase or decrease the amount of his or her payroll deductions at any time during an offering period, but changes may not be retroactive (and changes may not be made more than twice during an offering period). The first offering period will be determined by the Compensation Committee, assuming shareholders approve the adoption of the Employee Share Purchase Plan. Subsequent periods will not exceed six months long beginning on each January 1 and July 1, respectively. As of the last business day of each offering period (an "Exercise Date"), the participant's accumulated payroll deductions as of that date are used to purchase Common Shares. The purchase price per Common Share purchased as of the Exercise Date is the lower of either (i) 85% of the fair market value of a Common Share on the first business day of the offering period (the "Grant Date") or (ii) 85% of the fair market value of a Common Share on the Exercise Date.

     Participants may withdraw from the Employee Share Purchase Plan at any time during the offering period, subject to advance notice requirements. Participation automatically terminates upon a participant's termination of employment for any reason. If an employee withdraws or terminates participation in the Employee Share Purchase Plan, all accumulated payroll deductions will be returned to the participant in cash without interest and the participant may not again participate in the Employee Share Purchase Plan until the beginning of the next offering period.

     No income will be taxable to a participant at the time shares are purchased under the Employee Share Purchase Plan. In the event that shares acquired pursuant to the Employee Share Purchase Plan are sold or disposed of (including by way of gift) at least two years after the Grant Date and at least one year after the Exercise Date, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or (b) the excess of the fair market value of the shares at the Grant Date over an amount equal to what the purchase price would have been if it had been computed as of the Grant Date, will be treated as ordinary income to the participant. Any further gain on disposition will be treated as capital gain and any loss will be treated as a capital loss. If the participant holds the acquired shares for the periods described above, ProLogis will not be entitled to a deduction for federal income tax purposes with respect to shares transferred to a participant pursuant to the Employee Share Purchase Plan.

     In the event shares are sold or disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the Exercise Date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain. Even if the shares are sold for less than fair market value on the Exercise Date, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sale price and the value of the shares on the Exercise Date. If a sale or disposition occurs before the expiration of the holding periods described above, ProLogis will be entitled to a deduction for its taxable year in which such sale or disposition occurs in the same amount includible as compensation in the participant's gross income.

     The foregoing tax description summarizes some of the significant federal income tax considerations relating to purchases under the Employee Share Purchase Plan, and it does not purport to be a complete description of the federal income tax aspects of the Employee Share Purchase Plan.

                             EXECUTIVE COMPENSATION

     The following table presents the compensation for 2000, 1999 and 1998 of each of the Named Executive Officers.

                                     ANNUAL COMPENSATION                  LONG-TERM COMPENSATION AWARDS
                          ------------------------------------------   ------------------------------------
                                                                                        COMMON
                                                        OTHER ANNUAL   RESTRICTED       SHARES        LTIP     ALL OTHER
NAME AND                         SALARY       BONUS     COMPENSATION     SHARE        UNDERLYING     PAYOUT   COMPENSATION
PRINCIPAL POSITION        YEAR     ($)         ($)         ($)(1)      AWARDS(#)     OPTIONS(#)(2)   (#)(3)      ($)(4)
------------------        ----   -------    ---------   ------------   ----------    -------------   ------   ------------
K. Dane Brooksher.......  2000   500,000    1,000,000          --       167,500(5)      174,529      42,000      16,645
  Chairman and Chief      1999   400,000      900,000          --            --         162,700          --      15,743
  Executive Officer       1998   242,628      602,000          --        60,000(6)      202,454          --      21,782
Irving F. Lyons, III....  2000   400,000      550,000          --            --         101,808      25,000      16,645
  President and Chief     1999   350,000      550,000          --            --          97,620          --      15,743
  Investment Officer      1998   242,628      502,000          --        50,000(6)      161,857          --      27,629
Walter C. Rakowich......  2000   300,000      325,000          --            --          41,814      11,000      11,023
  Managing Director and   1999   300,000      300,000     101,370            --          40,675          --      10,452
  Chief Financial
  Officer                 1998   179,545      250,000          --        40,000(6)(7)    35,555          --      16,306
John W. Seiple, Jr. ....  2000   300,000      325,000          --            --          41,814      11,000      11,023
  Managing Director and   1999   250,000      300,000     110,860            --          40,675          --      10,452
  Chief Operating
  Officer                 1998   194,103      252,000          --        40,000(6)       35,555          --      16,327
  for North America
Robert J. Watson........  2000   289,733(8)   300,000          --            --          41,814      10,000      12,086
  Managing Director and   1999   277,177(8)   275,000     158,971            --          40,675          --      11,446
  Chief Operating
  Officer                 1998   194,103      302,000          --        40,000(6)       47,407          --      18,574
  for Europe
Jeffrey H.
  Schwartz(9)...........  2000   351,245(8)   200,000          --            --              --       7,000      12,047
  Former Vice Chairman    1999   374,102(8)   525,000          --            --          67,114          --      11,510
  for International       1998   317,998(8)   352,000          --        40,000(6)       47,407          --      18,646

---------------

(1) Represents reimbursement of relocation costs.

(2) The 1997 Long-Term Incentive Plan provides that participants who are awarded options in 1998, 1999, and 2000 will also receive dividend equivalent units with respect to the options awarded. See "1997 Long-Term Incentive Plan".

(3) Represents restricted shares earned under the Performance Program (see Executive Compensation -- Performance-Based Long-Term Retention Awards) on December 31, 2000. The restricted shares vest with respect to 100% of the shares on December 31, 2002. Prior to settlement, the restricted shares will receive dividend equivalent units. See "1997 Long-Term Incentive Plan".

(4) Includes contributions made by ProLogis in 2000, 1999, and 1998 under its 401(k) Plan to Mr. Brooksher of $5,100 in 2000, $4,800 in 1999, and $4,800
    in 1998; Mr. Lyons of $5,100 in 2000, $4,800 in 1999, and $4,791 in 1998;
    Mr. Rakowich of $5,100 in 2000, $4,800 in 1999, and $4,800 in 1998; Mr.
    Seiple of $5,100 in 2000, $4,800 in 1999, and $4,800 in 1998; Mr. Watson of
    $5,100 in 2000, $4,800 in 1999, and $4,800 in 1998; and Mr. Schwartz of
    $5,100 in 2000, $4,800 in 1999, and $4,800 in 1998. Beginning in 1998,
    ProLogis has matched up to 50% of the first 6% of compensation contributed by the employee under the 401(k) Plan. Also includes the dollar value of insurance premiums paid by ProLogis with respect to term life insurance for the benefit of the Named Executive Officer as follows: Mr. Brooksher $225 in 2000 and $270 in 1999 and 1998; Mr. Lyons $225 in 2000 and $270 in 1999 and
    1998; Mr. Rakowich $225 in 2000, $270 in 1999, and $200 in 1998; Mr. Seiple
    $225 in 2000, $270 in 1999, and $216 in 1998; Mr. Watson $179 in 2000, $222
    in 1999, and $216 in 1998; and Mr. Schwartz $150 in 2000, $270 in 1999, and
    $270 in 1998. Includes the dollar value of insurance premiums paid by ProLogis with respect to life insurance for the benefit of the Named Executive Officer as follows: Mr. Brooksher $75 in 2000, $90 in 1999, and $90 in 1998; Mr. Lyons $75 in 2000, $90 in 1999, and $90 in 1998; Mr.
    Rakowich $75 in 2000, $90 in 1999, and $67 in 1998; Mr. Seiple $75 in 2000,
    $90 in 1999, and $72 in 1998; Mr. Watson $60 in 2000, $74 in 1999, and $72
    in 1998; and

    Mr. Schwartz $50 in 2000, $90 in 1999, and $90 in 1998. Also includes imputed interest income, if any, deemed incurred on loans from ProLogis having an interest rate lower than the rate mandated by the Internal Revenue Service. Mr. Brooksher received imputed interest payments of $11,245 in 2000, $10,583 in 1999, and $16,622 in 1998. Mr. Lyons received imputed interest payments of $11,245 in 2000, $10,583 in 1999, and $22,478 in 1998.
    Mr. Rakowich received imputed interest payments of $5,623 in 2000, $5,292 in 1999, and $11,239 in 1998. Mr. Seiple received imputed interest payments of $5,623 in 2000, $5,292 in 1999, and $11,239 in 1998. Mr. Watson received imputed interest payments of $6,747 in 2000, $6,350 in 1999, and $13,486 in 1998. Mr. Schwartz received imputed interest payments of $6,747 in 2000, $6,350 in 1999, and $13,486 in 1998.

(5) Represents a restricted share award made in 2000 under the 1997 Long-Term Incentive Plan. This award is comprised of units which will vest 25% on each December 31, beginning December 31, 2004. This award does not receive dividend equivalent units under the 1997 Long-Term Incentive Plan. See "1997 Long-Term Incentive Plan". Prior to settlement of the restricted share units, dividends will be paid with respect to the restricted share units.

(6) Amounts shown represent restricted share awards made in 1998 under the 1997 Long-Term Incentive Plan. These awards are comprised of units which will vest 25% on each December 31, beginning December 31, 1999, except restricted share units for Mr. Watson, which will vest 100% on December 31, 2002. The recipients also receive dividend equivalent units with respect to these awards. See "1997 Long-Term Incentive Plan".

(7) Mr. Rakowich settled the first tranche of his restricted share units and associated dividend equivalent units on December 31, 1999. The settlement was in the amount of 10,797 Common Shares 4,945 of which were used to satisfy Mr. Rakowich's tax withholding, therefore, Mr. Rakowich was issued 5,852 Common Shares. The value Mr. Rakowich realized was $207,857.

(8) Includes amounts paid as salary to offset additional tax charges resulting from Mr. Schwartz's and Mr. Watson's residence in The Netherlands.

(9) On September 1, 2000, Mr. Schwartz was appointed President and Chief Operating Officer of Vizional Technologies, Inc., in which ProLogis has an indirect investment. Information for Mr. Schwartz reflects compensation through such date.

1997 LONG-TERM INCENTIVE PLAN

  General

     The number of Common Shares which may be awarded under the 1997 Long-Term Incentive Plan (the "1997 LTIP") may not exceed 14,600,000 Common Shares in the aggregate (190,000 of which are allocated to the 401(k) Plan) and no individual may be granted awards with respect to more than 500,000 Common Shares in any one-year period. Common Shares issued under the 1997 LTIP may be authorized and unissued shares, or treasury shares. In the event of certain transactions affecting the type or number of outstanding shares, the number of shares subject to the 1997 LTIP, the number or type of shares subject to outstanding awards and the exercise price thereof will be appropriately adjusted. The 1997 LTIP authorizes the establishment of one or more option programs and share purchase programs and authorizes the award of share grants (any of which may be subject to restrictions). All employees of ProLogis or any of its affiliates are eligible to participate in the 1997 LTIP. The Compensation Committee administers the 1997 LTIP.

     Subject to the terms of the 1997 LTIP, the Compensation Committee determines which employees shall be eligible to receive awards under the 1997 LTIP, and the amount, price, timing and other terms and conditions applicable to such awards. Non-employee trustees of ProLogis are not eligible to participate in the 1997 LTIP. Options awarded under the 1997 LTIP may be either incentive share options which are intended to satisfy the requirements of Section 422 of the Code or non-qualified share options which are not intended to satisfy
Section 422 of the Code. Options become exercisable in accordance with the terms established by the Compensation Committee, which may include conditions relating to completion of a specified period of service or achievement of performance standards or such other criteria as the Compensation Committee deems appropriate.

     Options expire on the date determined by the Compensation Committee which shall not be later than the earliest to occur of (i) the tenth anniversary of the grant date, (ii) the first anniversary of the participant's termination of employment by reason of death, disability or retirement, (iii) the three month anniversary of the participant's termination of employment for reasons other than retirement, death, disability or cause or (iv) on the participant's date of termination for cause. Shares transferred to a participant pursuant to the exercise of an option may be subject to such additional restrictions or limitations as the Compensation Committee may determine. The 1997 LTIP provides generally that participants who are awarded options will also receive dividend equivalent units with respect to the options. The dividend equivalent units will be subject to the same vesting schedule as the options. Through December 15, 2000, dividend equivalent units will be payable when the underlying options are exercised or when the options expire (whether by reason of termination of service or otherwise), unless the participant elects to defer receipt. Beginning on December 16, 2000, dividend equivalent units will be payable when the underlying options are exercised or upon 100% vesting of the underlying option, unless the participant elects to defer receipt. Prior to March 16, 2000, each participant was credited with dividend equivalent units at the end of each calendar year in an amount equal to (i) the average dividend yield during such year with respect to a Common Share that is in excess of the Standard & Poor's 500 Stock Index average dividend yield for such year, multiplied by (ii) the number of Common Shares underlying the participant's outstanding options that were granted with dividend equivalent units. Effective March 16, 2000, each participant will be credited with dividend equivalent units at the end of each calendar year in an amount equal to (i) the annual dividend for such calendar year, multiplied by (ii) the number of Common Shares underlying the Participant's outstanding options that were granted with dividend equivalent units and divided by (iii) the average Common Share price for the year. Each dividend equivalent unit also accumulates additional dividend equivalent units on an annual basis. All dividend equivalent units are paid in the form of Common Shares at the rate of one Common Share per dividend equivalent unit.

SHARE PURCHASE PROGRAM

     The 1997 LTIP provides that the Compensation Committee may allow participants to purchase shares, the purchase and distribution of which is subject to the satisfaction of conditions established by the Compensation Committee. The number of shares and the conditions will be established by the Compensation Committee at the time the award is made.

RESTRICTED SHARE UNITS

     The Compensation Committee also may award restricted share units. Each restricted share unit awarded represents an interest in one Common Share as of the date of the award. Outstanding restricted share units are generally awarded dividend equivalent units at the end of each year. Prior to March 16, 2000, each recipient was credited with dividend equivalent units at the end of each calendar year in an amount equal to (i) the average dividend yield during such year with respect to a Common Share that is in excess of the Standard & Poor's 500 Stock Index average dividend yield for such year, multiplied by (ii) the number of Common Shares underlying the recipient's outstanding award that were granted with dividend equivalent units. Effective March 16, 2000, each recipient will be credited with dividend equivalent units at the end of each calendar year in an amount equal to (i) the annual dividend for such calendar year, multiplied by (ii) the number of Common Shares underlying the recipient's outstanding award that were granted with dividend equivalent units and divided by (iii) the average Common Share price for the year. Each dividend equivalent unit also accumulates additional dividend equivalent units on an annual basis. All dividend equivalent units are paid in the form of Common Shares at the rate of one Common Share per dividend equivalent unit. Unless determined otherwise by the Compensation Committee, the restricted share units together with the applicable dividend equivalent units vest in equal portions on each of the first four anniversaries of the award of the restricted share units so long as the recipient remains an employee of ProLogis or one of its affiliates. See "Special Equity Agreement" for a discussion of restricted share units granted to Mr. Brooksher.

SHARE AWARDS

     The 1997 LTIP provides that the Compensation Committee may award participants shares, the distribution of which is subject to achievement of conditions established by the Compensation Committee, such as performance objectives or continued employment. The number of shares and the conditions shall be established by the Compensation Committee at the time the award is made, provided that any performance period shall be at least one year. The Compensation Committee may, at its discretion, award dividend equivalent units with share awards.

NON-QUALIFIED OPTIONS

     The Compensation Committee may grant non-qualified options to acquire Common Shares. The Named Executive Officers, certain other officers and employees of ProLogis have been granted options to purchase Common Shares at the average of the highest and lowest sales price of Common Shares on the date such options were granted. Options granted prior to October 15, 1998 become exercisable 25% on the second anniversary of the date of grant and an additional 25% on each of the third, fourth and fifth anniversaries of the date of grant, except the options granted to the U.S. participants based in The Netherlands which vest 100% on the fifth anniversary of the date of grant. All options expire ten years after the date of grant. On October 15, 1998, the Compensation Committee approved a new vesting schedule of 25% on the first anniversary of the grant date and an additional 25% on each of the second, third, and fourth anniversaries of the date of grant, except the options granted to U.S. participants based in The Netherlands, which vest 100% on the fourth anniversary of the date of grant. The options expire ten years after the date of grant. The participants have no rights as shareholders with respect to the shares subject to his or her options until the option is exercised. No income will be recognized by a participant at the time the options or the dividend equivalent units are granted. The exercise of a non-qualified stock option is generally a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the shares at the time of exercise and the exercise price. Receipt of a dividend equivalent unit by the participant is generally a taxable event that requires the participant to recognize, as ordinary income, the fair market value of the shares at the time of receipt. ProLogis ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a non-qualified option and payment of dividend equivalent units. The amount of the deduction is equal to the ordinary income recognized by a participant. ProLogis has adopted the provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation." Under the provisions of this statement, ProLogis will continue to account for its share options under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations.

OPTION GRANTS IN 2000

     The following table sets forth certain information with respect to individual grants of options during 2000 to each of the Named Executive Officers.

                                                        INDIVIDUAL OPTION GRANTS
                              -----------------------------------------------------------------------------
                                               PERCENT OF
                              COMMON SHARES   TOTAL OPTIONS    EXERCISE
                               UNDERLYING      GRANTED TO         OR
                                 OPTIONS        EMPLOYEES     BASE PRICE   EXPIRATION       GRANT DATE
NAME                          GRANTED(#)(1)      IN 2000      ($/SHARE)       DATE      PRESENT VALUE($)(4)
----                          -------------   -------------   ----------   ----------   -------------------
K. Dane Brooksher...........     174,529          13.77%      $24.25000        (2)           $600,973
Irving F. Lyons, III........     101,808           8.03%      $24.25000        (2)           $350,566
Walter C. Rakowich..........      41,814           3.30%      $24.25000        (2)           $143,982
John W. Seiple, Jr. ........      41,814           3.30%      $24.25000        (2)           $143,982
Robert J. Watson............      41,814           3.30%      $24.25000        (3)           $143,982
Jeffrey H. Schwartz.........          --             --              --        --                  --

---------------

(1) All of the options granted to the Named Executive Officers in 2000 earn dividend equivalent units. See "1997 Long-Term Incentive Plan".

(2) The options vest 25% on the first anniversary of the date of grant and an additional 25% on each of the second, third, and fourth anniversaries of the date of grant. However, such options may be exercised earlier in the event of the optionee's retirement, disability or death, or upon termination of an optionee's employment due to a change of control (as defined in the 1997
    LTIP) of ProLogis. Options expire on September 14, 2010.

(3) The options vest 100% on the fourth anniversary of the date of grant. However, such options may be exercised earlier in the event of the optionee's retirement, disability or death, or upon termination of an optionee's employment due to a change of control (as defined in the 1997
    LTIP) of ProLogis. Options expire on September 14, 2010.

(4) The amounts shown are based on the Black-Scholes option pricing model. The material assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following: an expected option life of
    6.25 years; a risk-free interest rate of 4.99%; an expected dividend yield of 5.65%; and expected volatility of 22.28%. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Shares over the exercise price on the date the option is exercised. There can be no assurance that the value realized by an optionee will be at or near the value estimated by using the Black-Scholes model. The valuation and assumptions referenced in the foregoing do not include the valuation of dividend equivalent units.

PERFORMANCE-BASED LONG-TERM RETENTION AWARDS

     In 1999, ProLogis instituted a Performance-Based Long-Term Retention Program (the "Performance Program") under the 1997 LTIP. The Performance Program rewards the Named Executive Officers and certain other officers of ProLogis with restricted Common Shares if specified goals are met. In the opinion of the Compensation Committee, it is critical to the long-term success of ProLogis that its executives be rewarded for outstanding performance with long-term incentives that foster employee retention and have ascertainable value.

     The Performance Program awards represent one-third of the overall 2000 long-term incentive awards granted to the Named Executive Officers. The overall awards were comparable to prior years.

     The following table summarizes each award to the Named Executive Officers of restricted shares that are subject to performance-based conditions, in addition to the lapse of time and continued employment with ProLogis.

                                                     AWARDS GRANTED IN 2000 FOR THE PERFORMANCE PERIOD
                                                  BEGINNING JANUARY 1, 2001 AND ENDING DECEMBER 31, 2001
                                                  -------------------------------------------------------
                                                      NUMBER OF SHARES,       PERFORMANCE OR OTHER PERIOD
NAME                                              UNITS OR OTHER RIGHTS(1)    UNTIL MATURATION OR PAYOUT
----                                              -------------------------   ---------------------------
K. Dane Brooksher...............................           33,684                         (1)
Irving F. Lyons, III............................           19,649                         (1)
Walter C. Rakowich..............................            8,070                         (1)
John W. Seiple, Jr. ............................            8,070                         (1)
Robert J. Watson................................            8,070                         (1)
Jeffrey H. Schwartz.............................               --                         --

---------------

(1) Units awarded represent restricted Common Shares which will be issued to the executive if the performance criteria are met at the end of the performance period. A greater or lesser number of shares may be awarded at the discretion of the Compensation Committee to the extent the executive exceeds or fails to meet the applicable performance criteria. Once restricted Common Shares are issued, such shares will not vest until the second anniversary of the end of the performance period, subject to accelerated vesting upon a change in control (as defined in the 1997 LTIP) of ProLogis. Such awards will be forfeited by the executive if the executive leaves the employ of ProLogis prior to vesting. The performance criteria with respect to each Named Executive Officer is established by the Compensation Committee and is based on ProLogis' performance in relation to two weighted performance measures. The first measure, weighted 75%, consists of specified levels of funds from operations ("FFO") per share and, for certain Named Executive Officers, return on invested capital attained by ProLogis during 2001. The second measure, weighted 25%, generally consists of various objective and subjective criteria applicable to the executive's area of responsibility.

OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

     None of the Named Executive Officers exercised options for Common Shares or shares of Security Capital Common Stock in 2000. The following table sets forth certain information as to the year-end value of unexercised options owned by those executive officers.

                                         PROLOGIS COMMON SHARES
                        ---------------------------------------------------------
                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                          UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                YEAR-END(#)                 YEAR-END($)(1)
                        ---------------------------   ---------------------------
NAME                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -------------   -----------   -------------
K. Dane Brooksher.....    243,229        499,104        379,245        674,135
Irving F. Lyons,
  III.................    206,661        357,274        293,626        470,556
Walter C. Rakowich....     79,788        141,937        110,879        184,599
John W. Seiple, Jr....     79,788        141,937        110,879        184,599
Robert J. Watson......         --        252,427             --        328,621
Jeffrey H. Schwartz...    101,750        135,302        151,413        273,049

                            SHARES OF SECURITY CAPITAL CLASS A COMMON SHARES
                        ---------------------------------------------------------
                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                          UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                YEAR-END(#)                 YEAR-END($)(2)
                        ---------------------------   ---------------------------
NAME                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -------------   -----------   -------------
K. Dane Brooksher.....     5,621           661         2,403,135        6,678
Irving F. Lyons,
  III.................       939           547             7,728        5,124
Walter C. Rakowich....       816           512            84,653       73,877
John W. Seiple, Jr....       767           411            27,843       18,562
Robert J. Watson......     2,661           448         1,034,090       50,829
Jeffrey H. Schwartz...     1,529           383            81,295       17,815

---------------

(1) Based on the December 29, 2000, NYSE closing price of $22.25 per Common
    Share.

(2) Based on the December 29, 2000, NYSE closing price of $990.00 per Class A Common Share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     ProLogis has no employment contracts with any Named Executive Officer and, except as described below, no plans or arrangements by which any such Named Executive Officer will be compensated as a result of his resignation or retirement or any other termination of his employment with ProLogis or in connection with a change in control of ProLogis, except that in the event a "Change in Control," as such term is defined in either the 1997 LTIP or the Outside Trustees Plan, occurs, options to purchase Common Shares granted under either of the plans become immediately exercisable and restrictions on purchased Common Shares lapse.

     ProLogis has entered into agreements with 11 of its executive officers. The agreements provide that if a change in control (as defined in the agreements) occurs and the officer is thereafter terminated, other than for cause, or as a result of the officer's death or disability, or if the officer resigns as the result of, among other matters, a material adverse change in the nature or scope of the officer's duties, authority or compensation and such termination or action is taken within a period of twenty-four months, then the officer will be entitled to receive a lump-sum payment, together with certain other payments and benefits, including continuation of certain employee benefits, depending upon the officer's level of responsibility with ProLogis. For the two most senior Named Executive Officers, the severance payment would be equal to three times the sum of the officer's base salary and target bonus. For the other Named Executive Officers, the severance payment would be equal to two times the sum of the officer's base salary and target bonus and for the remaining six executive officers, the severance payment would be equal to the sum of the officer's base salary and target bonus. Each officer will also receive an amount equal to the officer's pro-rated salary and target bonus for the year of termination and, under certain circumstances, an additional payment to compensate the officer for excise taxes imposed upon the severance payments made under the agreement.

SPECIAL EQUITY AGREEMENT

     In December 2000, ProLogis and Mr. Brooksher entered into a Special Equity Agreement. Pursuant to the agreement, the parties agreed that Mr. Brooksher would continue his employment with ProLogis through December 31, 2003. In connection with the agreement, ProLogis agreed that the expiration date of each existing option held by Mr. Brooksher under the 1997 LTIP shall be no later than the fifth anniversary of the first to occur of Mr. Brooksher's retirement, disability or death but in no event later than the tenth anniversary of the date on which the option was granted. ProLogis further agreed that the expiration date of each option granted in the future to Mr. Brooksher under the 1997 LTIP shall be no later than the fifth anniversary of the first to occur of Mr. Brooksher's retirement, disability, or death but in no event later than the tenth anniversary of the date on which the option was granted. Notwithstanding the foregoing, any dividend equivalent units granted with respect to options granted to or held by Mr. Brooksher will not be credited after the first anniversary of the first to occur of Mr. Brooksher's retirement, disability or death.

     Pursuant to the Special Equity Agreement, ProLogis also agreed to grant Mr. Brooksher on December 31, 2000, 167,500 restricted share units under the 1997 LTIP. The restricted share units granted to Mr. Brooksher will vest in equal installments on December 31, 2004, 2005, 2006, and 2007, subject to earlier vesting upon a change in control (as defined in the 1997 LTIP). Prior to settlement of the restricted share units, dividends will be paid with respect to the restricted share units. The restricted share units will be settled in Common Shares.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for acting on behalf of the Board or making recommendations to the Board with respect to (i) general compensation and benefit practices of ProLogis, (ii) review and recommend approval of salaries and other compensation actions for ProLogis' Chief Executive Officer, other Named Executive Officers and other senior executive officers and (iii) adopting, administering and approving awards under annual and long-term incentive compensation plans. None of the voting members of the Compensation Committee are officers or employees of ProLogis.

COMPENSATION PHILOSOPHY

     The Compensation Committee believes in a compensation philosophy which rewards employees on the basis of ProLogis' success in attaining ProLogis' financial objectives as well as on the basis of the employees' success in attaining individual performance objectives. ProLogis' compensation program is designed to:

     - Attract, reward and retain highly qualified executives.

     - Align shareholder and employee interests.

     - Reward long-term career contributions to ProLogis.

     - Emphasize the variable portion of total compensation (cash and shares) as an individual's level of responsibility increases.

     - Provide fully competitive compensation opportunities consistent with performance.

     - Encourage teamwork.

     During 2000, the Compensation Committee conducted a full review of ProLogis' executive compensation programs. This review included a comprehensive report from an independent compensation consultant assessing the program and relative competitiveness versus identified comparable companies of similar size and business characteristics to ProLogis. This group of comparable companies included real estate and logistics management companies and represent the most likely competitors for executive talent. Key findings from this review were discussed extensively with senior management and the Compensation Committee. Their impact on compensation philosophy and practices for 2001 are outlined below by element.

KEY ELEMENTS OF COMPENSATION

     The key elements of ProLogis' executive compensation program consist of base salary, annual bonus and long-term incentives. As an executive's level of responsibility increases, a greater portion of total compensation is based on annual and long-term performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual's compensation level from year to year. The mix, level and structure of performance-based incentive elements reflect market industry practices as well as the position's role and relative impact on business results consistent with ProLogis' variable pay for performance philosophy.

BASE SALARY

     Currently, base salaries for senior executives are based on an overall assessment of the executive's responsibilities and contribution to ProLogis and are reviewed every year. Compensation review showed that salaries were below comparable market benchmarks for certain Named Executive Officers. Base salaries effective for 2001 will be positioned at mid-market levels consistent with the overall responsibilities of the position and performance and experience of the individual. The Compensation Committee may adjust salaries on an individual basis at anytime.

ANNUAL BONUS

     ProLogis' senior executives are eligible for annual cash bonus awards based on the performance of ProLogis overall, the executive's business unit and the executive's individual performance during the prior year. Historically, individual bonus awards have been paid in amounts which achieve a targeted level of competitive total cash compensation (base salary and annual bonus) consistent with performance.

     Annual performance goals will be established by the Compensation Committee at the beginning of each fiscal year for the Named Executive Officers. Specifically, the Compensation Committee will consider performance based on financial measures such as FFO and total shareholder returns, both absolute and relative to comparable companies, as well as non-financial measures for each individual.

     Performance versus these criteria will determine individual awards. Awards for performance below and above the targeted level of achievement will be at the discretion of the Compensation Committee. Additionally, awards earned under the program may be further adjusted up or down at the discretion of the Compensation Committee based on the quality of the results, extraordinary circumstances, and other factors that the Compensation Committee deems relevant.

LONG-TERM SHARE INCENTIVES

     Long-term share incentives are designed to foster significant ownership of Common Shares, promote a close identity of interests between ProLogis senior executives and shareholders, and motivate and reward long-term strategic management and enhancement of shareholder value.

     Non-qualified share options have been the primary long-term incentive form and constitute a major component of senior executive compensation. Option awards generally reflect the executive's level of responsibility and impact on the long-term success of ProLogis. Additionally, consideration is given to an executive's potential for future responsibility and impact. The number of shares covered by annual grants generally reflects competitive industry practices. Share options awarded in 2000 were granted with an exercise price equal to the average of the highest and lowest sale price of Common Shares on the date of grant and vest ratably over four years. These awards also earn dividend equivalent units. (See "1997 LTIP").

     In 1998, restricted share units were granted on a highly selective basis to key executives critical to the long-term success of ProLogis to promote long-term retention and promote the growth of shareholder value. These awards will vest ratably over four years.

     In 1999, ProLogis instituted the Performance Program under the 1997 LTIP. The Performance Program rewards key officers of ProLogis with restricted Common Shares if specified goals are met. (See "Executive
Compensation -- Performance-Based Long-Term Retention Awards"). In the opinion of the Compensation Committee, it is critical to the long-term success of ProLogis that its executives be rewarded for outstanding performance with long-term incentives that foster employee retention and have ascertainable value.

     It was determined in the course of the 2000 compensation review that ProLogis' long-term incentive programs are generally competitive with market practices for most senior executives.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee meets annually without the Chief Executive Officer present to evaluate the Chief Executive Officer's performance and to determine the Chief Executive Officer's compensation. In considering Mr. Brooksher's compensation, the Compensation Committee considers his principal responsibilities, which include providing the overall vision and strategic direction for ProLogis, attracting and retaining highly qualified employees and developing and maintaining key customer and capital relationships for ProLogis.

     Mr. Brooksher's base salary was $500,000 in 2000. In determining Mr. Brooksher's 2000 annual bonus and long-term incentive award, the Compensation Committee reviewed the overall performance of ProLogis and Mr. Brooksher's individual performance. During 2000, ProLogis achieved several important objectives which the Compensation Committee believed Mr. Brooksher was instrumental in achieving:

     - Improved FFO 9.4% to $2.21 per share in 2000 versus $2.02 in 1999.

     - A total return to shareholders of 23.3%.

     - Formation of ProLogis North American Property Fund I, a $325,000,000 joint venture.

     - Increased return on invested capital from 10.2% to 10.9% and return on equity from 13.4% to 15.0%.

     - Redeployment of over $800 million of proceeds from dispositions into new development.

     - Development of 15.2 million square feet of new distribution space.

     - Entering new European markets in Spain, Italy, Germany, and Belgium.

     - Enhanced ProLogis' customer offerings by providing order-fulfillment management systems and broadband and telecom services.

     - Formation of ProLogis Equipment Services with Dana Commercial Credit Corp. to provide material handling equipment leasing and maintenance services for customers.

     In view of these accomplishments, the Compensation Committee awarded Mr. Brooksher an annual bonus award of $1,000,000 for 2000. Additionally, the Compensation Committee granted Mr. Brooksher share options to acquire 174,529 Common Shares. Mr. Brooksher's was also given the ability to earn 33,684 Common Shares under the Performance Program in 2001. Mr. Brooksher also earned 42,000 Common Shares in December 2000 under the Performance Program. (See "Executive Compensation -- Performance-Based Long-Term Retention Awards"). The Compensation Committee has determined that the combination of the annual bonus award and stock grants, in addition to base salary, would place Mr. Brooksher's total compensation at approximate median levels versus the comparable companies. Mr. Brooksher was also awarded 167,500 restricted shares units in connection with the Special Equity Agreement entered into by ProLogis and Mr. Brooksher in 2000. (See "Special Equity Agreement").

SECTION 162(m)

     The Compensation Committee is aware of the limitations imposed by Section 162(m) of the Code, on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1 million per executive. The law exempts compensation paid under plans that relate compensation to performance. Although ProLogis' plans are designed to relate compensation to performance, certain elements of the plans may not meet the tax law's requirements because they allow the Compensation Committee to exercise discretion in setting compensation. The Compensation Committee believes the cost impact of any lost deductibility for compensation payments in 2000 in generally immaterial to ProLogis. The Compensation Committee is of the opinion that it is better to retain discretion in determining executive compensation. However, the Compensation Committee will continue to monitor the requirements of the Code to determine what actions, if any, should be taken with respect to the Section 162(m).

     This report is submitted by the members of the Compensation Committee:
Messrs. Jacobs (Chairman), Myers, Robson, and Wattles.

                         REPORT OF THE AUDIT COMMITTEE

     Notwithstanding anything to the contrary set forth in any of ProLogis' previous or future filings under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

     The Audit Committee consists of three members of the Board. Each member of the Audit Committee is independent of ProLogis and its management, as defined by the NYSE listing standards.

     On March 16, 2000, the Board adopted a written charter, a copy of which is included as Appendix A to this proxy statement. The charter specifies the scope of the Audit Committee's responsibilities and how it carries out those responsibilities.

     The Audit Committee has reviewed and discussed ProLogis' unaudited financial statements for the quarters ended March 31, June 30 and September 30, 2000 and its December 31, 2000 audited financial statements with management and with Arthur Andersen, LLP, ProLogis' independent accountants.

     ProLogis has also discussed with Arthur Andersen, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. This included (i) the auditor's judgment about the quality, not just the acceptability, of ProLogis' accounting principles as applied in its financial reporting, (ii) methods used to account for significant unusual transactions,
(iii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (iv) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates and (v) disagreements with management over the application of accounting principles, the basis for management's accounting estimates and disclosures in the financial statements.

     The Audit Committee has also received from Arthur Andersen, LLP the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence, and has discussed with Arthur Andersen, LLP their independence, including whether the provision of the services described below under "Independent Public Accountants -- Financial Information Systems Design and Implementation Fees" and "-- All Other Fees" is compatible with maintaining Arthur Andersen, LLP's independence.

     Based on the advice of management, internal auditors and independent accountants and the review and discussions referred to above, the Audit Committee recommended to the Board that the December 31, 2000 audited financial statement be included in ProLogis' Annual Report on Form 10-K.

Stephen L. Feinberg, Chairman
Kenneth N. Stensby
J. Andre Teixeira

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Shares against the cumulative total return of the Standard & Poor's Composite -- 500 Stock Index and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity REIT Index for the period commencing December 31, 1995 and ending on December 31, 2000. The Common Share price performance shown on the graph is not necessarily indicative of future price performance.

                    COMPARISON OF CUMULATIVE TOTAL RETURN(1)
         PROLOGIS COMMON SHARES, S&P COMPOSITE-500 STOCK INDEX & NAREIT
                               EQUITY REIT INDEX

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                       Dec-95    Dec-96    Dec-97    Dec-98    Dec-99    Dec-00
--------------------------------------------------------------------------------
 ProLogis Trust         $100      $129      $160      $141      $140      $172
 S&P 500(R)             $100      $123      $164      $211      $255      $232
 NAREIT Equity REIT
  Index                 $100      $135      $163      $134      $128      $162

---------------

(1) Assumes that the value of the investment in Common Shares and each index was $100 on December 31, 1995 and that all dividends were reinvested.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

AMENDED AND RESTATED INVESTOR AGREEMENT

     ProLogis and Security Capital are parties to a Third Amended and Restated Investor Agreement, dated as of September 9, 1997 (the "Investor Agreement"). Pursuant to the Investor Agreement, Security Capital has the right, so long as it owns between 10% and 25% of the Common Shares, to nominate one person to the Board. So long as Security Capital owns 25% or more of the Common Shares, Security Capital will be entitled to nominate a proportionate number of persons to the Board subject to a maximum of three nominees if the size of the Board does not increase above the current size of ten Trustees. In addition, ProLogis is required to consult with Security Capital's nominees to the Board prior to taking any action with respect to the following: (i) finalization of the annual budget and substantial deviations therefrom; (ii) the acquisition or sale of assets in a single transaction or group of related transactions where the price exceeds $25 million; (iii) any contract for investment, property management or leasing services: and (iv) any service contract providing for payments in excess of $1.0 million. ProLogis has no obligation to follow the advice of Security Capital with respect to the foregoing matters.

     Under the Investor Agreement, so long as it owns at least 25% of the Common Shares, Security Capital also has the right of prior approval with respect to the following matters: (i) the issuance of equity securities or securities convertible into equity securities (other than issuances in connection with option, dividend reinvestment and similar plans) for less than the fair market value of such securities; (ii) the issuance of any preferred shares which would result in the Fixed Charge Coverage Ratio (as defined therein) being less than
1.4 to 1.0; (iii) adopting any employee benefit plans under which Common Shares may be issued; and (iv) the compensation of senior officers of ProLogis; (v) the incurrence of additional indebtedness which would result in the Interest Expense Coverage Ratio (as defined therein) being less than 2.0 to 1.0.

ADMINISTRATIVE SERVICES AGREEMENT

     ProLogis and a subsidiary of Security Capital entered into an administrative services agreement (the "ASA"), pursuant to which Security Capital provides ProLogis with certain administrative and other services with respect to certain aspects of ProLogis' business, as selected from time to time by ProLogis at its option. These services include, but are not limited to, payroll and human resources, cash management, accounts payable, specified information systems support, research and insurance services. These services are provided in exchange for a fee based on negotiated rates for each service provided. Total fees incurred under the ASA were $2.5 million in 2000. ProLogis began transitioning these functions from Security Capital during 2000 and ProLogis has assumed substantially all of the functions previously provided by Security Capital. The ASA expired on December 31, 2000. Security Capital is continuing to provide the services not yet assumed by ProLogis under a month-to-month agreement until the transition is completed. ProLogis believes that the terms and conditions of the administrative services agreement are as favorable as those that could have been obtained from unaffiliated third parties.

FINANCIAL ADVISORY FEES

     Security Capital Markets Group Incorporated ("Capital Markets"), a registered broker-dealer subsidiary of Security Capital, provided financial advisory and investment banking services to ProLogis. During 2000, ProLogis paid investment advisory fees of $104,000 to Capital Markets related to additional equity contributed by The New York State Common Retirement Fund to ProLogis California I LLC, a limited liability company whose members are ProLogis and The New York State Common Retirement Fund.

PROTECTION OF BUSINESS AGREEMENT

     Prior to September 9, 2000, Security Capital and ProLogis are parties to a protection of business agreement which prohibited Security Capital and its affiliates from providing, anywhere within the United States, directly or indirectly, management services to any entity that owns or operates real property that is or is planned to be used primarily for distribution and light manufacturing properties. The protection of business agreement terminated on September 9, 2000.

PARTNERSHIP AFFILIATIONS

     As part of its acquisition program of industrial distribution facilities, ProLogis has consummated certain transactions pursuant to which it contributed cash, and third party partnerships contributed a portfolio of facilities, to ProLogis Limited Partnership -- I. Irving F. Lyons, III, President, Chief Investment Officer and Trustee of ProLogis, is a partner in ProLogis Limited Partnership -- I. Mr. Lyons also owns minority interests in a substantial amount of undeveloped industrial land near ProLogis' industrial distribution parks in the San Francisco Bay Area. ProLogis has purchased options and rights of first refusal with respect to all sales of land and build-to-suit opportunities involving this property. The ProLogis Limited Partnership -- I transaction and the prices for such options (which are fixed or determined pursuant to formulas) were negotiated at arm's length prior to Mr. Lyons' affiliation with ProLogis.

PREFERRED STOCK SUBSIDIARIES

     On January 5, 2001, a newly formed limited liability company of which Mr. Brooksher is the voting member and ProLogis is the non-voting member, acquired the ordinary shares of Kingspark Holding S.A. (an entity in which ProLogis owns all of the preferred stock) from Kingspark Holdings LLC for approximately $8.1 million. Mr. Brooksher's $50,000 capital contribution to the newly formed limited liability company was loaned to Mr. Brooksher by ProLogis, which loan is payable on January 5, 2006 and bears interest at an annual rate of 8%.

     Also on January 5, 2001, a newly formed limited liability company of which Mr. Brooksher is the voting member and ProLogis is the non-voting member, acquired the common shares of Frigoscandia S.A. and ProLogis Logistics Services Incorporated (both entities in which ProLogis owns all of the preferred stock) from entities owned by Security Capital and third party investors for an aggregate of approximately $3.3 million. Mr. Brooksher contributed approximately $50,000 to the capital of the newly formed limited liability company.

     ProLogis believes that the terms and conditions of the foregoing transactions are as favorable as those that could have been obtained from an unaffiliated third party.

LEASING TRANSACTIONS

     ProLogis leases space to Security Capital and certain of its affiliates on market terms that management believes are no less favorable to ProLogis than those that could be obtained with unaffiliated third parties.

     ProLogis' rental income related to these leases were $757,000, $756,000, and $717,000 for the years ended December 31, 2000, 1999, and 1998, respectively. As of December 31, 2000, 109,804 square feet were leased to related parties. The annualized rental revenue for these leases is $763,000.

LOANS TO EXECUTIVE OFFICERS

     In 1997, ProLogis made the following loans to the Named Executive Officers for the purchase price of Common Shares pursuant to the share purchase program which loans remain outstanding (balances as of March 15, 2001): Mr. Brooksher, $1,862,600; Mr. Lyons, $1,862,600; Mr. Rakowich, $931,300; Mr. Seiple, $931,300,
and Mr. Watson, $1,117,548. Each loan is full recourse to the executive officer and is secured by the purchased Common Shares. The loans bear interest at the lower of ProLogis' annual dividend yield on Common Shares or 6.0% per annum, and have a ten-year term. The loans will become due and payable (i) immediately upon the sale of the purchased Common Shares or ProLogis' termination of the executive officer's employment for cause, (ii) 180 days after ProLogis' termination of the executive officer's employment following a change in control,
(iii) 365 days after termination of the executive officer's employment by reason of death, disability or retirement or (iv) 90 days after termination of the executive officer's employment for any other reason.

     In 2001, ProLogis entered into a loan with K. Dane Brooksher. Under the terms of the promissory note, ProLogis lent Mr. Brooksher $474,997.50, which amount is due on January 31, 2002. A payment of $237,500 on the principal amount was paid to ProLogis in January 2001 from the proceeds of Mr. Brooksher's target bonus for 2000. The balance will be repaid by Mr. Brooksher from the proceeds of Mr. Brooksher's target bonus for 2001 in January 2002. Interest on the unpaid principal amount outstanding accrues at a floating rate per annum equal to ProLogis' line of credit rate charged by Bank of America (LIBOR plus 75 basis points). Accrued interest is due and payable semi-annually during the term of the loan beginning on January 4, 2001 and thereafter on each July 4 and January 4 until payment in full.

     In 2001, ProLogis entered into a loan with Robert J. Watson. Under the terms of the promissory note, ProLogis lent Mr. Watson $90,000, which amount is due on September 1, 2003. Interest on the unpaid principal amount outstanding accrues at a floating rate per annum equal to ProLogis' line of credit rate charged by Bank of America (LIBOR plus 75 basis points). Accrued interest is due and payable annually during the term of the loan beginning on January 31, 2001 and thereafter on each January 31 until payment in full.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires ProLogis' Trustees and officers and beneficial owners of more than ten percent of the outstanding Common Shares to file reports of ownership and changes in ownership of the Common Shares with the Securities Exchange Commission and to send copies of those reports to ProLogis. Based solely on a review of those reports and amendments thereto furnished to ProLogis and on written representations of certain of such persons that they were not required to file certain of those reports, ProLogis believes that no such person failed to file any such report on a timely basis during 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected Arthur Andersen, LLP, certified public accountants, who have served as auditors for ProLogis since 1991, to serve again as the auditors of ProLogis' books and records for the coming year. A representative of Arthur Andersen, LLP is expected to be present at the annual meeting, and will be given an opportunity to make a statement if that representative desires to do so and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by Arthur Andersen, LLP for professional services rendered for the audit of ProLogis' annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in ProLogis' quarterly reports on Form 10-Q during 2000 were approximately $363,790.

FINANCIAL INFORMATION SYSTEMS AND DESIGN IMPLEMENTATION FEES

     There were no fees billed by Arthur Andersen, LLP during 2000 for professional services related to financial information systems design and implementation.

ALL OTHER FEES

     The aggregate fees billed by Arthur Andersen, LLP for professional services rendered during 2000, other than the fees described above, were approximately $1,048,906.

                                 ANNUAL REPORT

     ProLogis' 2000 Annual Report to shareholders and Annual Report on Form 10-K for the year ended December 31, 2000, which include financial statements, are being mailed to shareholders together with this Proxy Statement. ProLogis will provide without charge to each shareholder, upon written request, a copy of ProLogis' Annual Report on Form 10-K for the year ended December 31, 2000, including the financial statements and the financial statement schedules included therein. Written requests for a copy of the Annual Report on Form 10-K should be directed to the Investor Relations Department, 14100 E. 35th Place, Aurora, Colorado 80011.

                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder of ProLogis intended to be presented at the 2002 annual meeting of shareholders must be received by ProLogis at its principal executive offices not later than December 11, 2001, for inclusion in ProLogis' proxy statement and form of proxy relating to that meeting.

     In addition, shareholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified by Bylaws. The Bylaws require that all shareholders who intend to make proposals at an annual shareholders' meeting submit their proposals, including any required supporting information, to ProLogis during the period 90 to 120 days before the anniversary date of the previous year's annual meeting. To be eligible for consideration at the 2002 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by ProLogis between January 17, and February 16, 2002.

                                 OTHER MATTERS

     ProLogis is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                            /s/ EDWARD S. NEKRITZ
                                            Edward S. Nekritz
                                            Secretary

April 10, 2001

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

     The Board of Trustees (the "Board") of ProLogis Trust (the "Trust") hereby renews and reaffirms the establishment of an Audit Committee (the "Committee"). The purpose of the Committee is to be an informed, vigilant and effective overseer of the financial accounting and reporting processes of the Trust consistent with risk mitigation appropriate in the circumstances. The Committee shall also assist the Board in fulfilling its obligation to provide factual and appropriate financial reporting to shareholders. To achieve these objectives, the Committee shall be constituted and operated pursuant to the following requirements:

1. ORGANIZATION AND RULES OF THE COMMITTEE

     The Committee shall consist of three or more members. The Board shall elect the members of the Committee and shall designate the Chairman of the Committee, all of whom will serve until their successors are elected by a majority vote of the Board.

     The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to the following eligibility requirements. Subject to such rules as the Board shall prescribe, the Committee shall meet at such times, but not less than three times annually, and place as the members of the Committee shall deem necessary or desirable. Meetings of the Committee may be called at any time by the Chairman of the Committee. No notice of meetings need be given.

     A majority of the members of the Committee shall constitute a quorum for the transaction of business and the action of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee. Except as expressly provided in the Committee's Charter, the Committee shall fix its own rules of procedure.

2. ELIGIBILITY FOR MEMBERSHIP ON THE COMMITTEE

     All members must fulfill qualification standards established by governing regulatory entities, including the New York Stock Exchange. All members must be financially knowledgeable, and one member must have accounting or financial management expertise, all as determined by the Board in its reasonable judgment. Each member must be fully independent of management and the Trust, free of any circumstances or relationship that would interfere with the exercise of his or her duties.

     No trustee may be a member who:

     - Has been employed by the Trust or its affiliates during the last three years;

     - Is a partner in, or a controlling shareholder or executive officer of, any enterprise that has a business relationship with the Trust or who personally has a direct business relationship with the Trust; provided that such director may be a member if the Board determines in its business judgment that the relationship does not interfere with the trustee's exercise of independent judgment;

     - Is employed as an executive at another entity in which any of the Trust's executives serve on that entity's compensation committee; or

     - Has an immediate family member who has been employed by the Trust or any affiliate as an executive officer during the last three years.

     In exceptional and limited circumstances, a person who is no longer an employee or whose family member is no longer an employee but is not considered independent due to the three-year restriction period may be a member of the Committee if the Board determines in its business judgement that membership on the Committee is required in the best interests of the Trust and its shareholders and appropriate disclosure is provided.

3. RESPONSIBILITIES OF THE COMMITTEE

     The Committee shall be responsible for the following matters:

          (a) Oversight of the Trust's internal control environment which may include solicitation of recommendations from the Trust's independent accountants and internal auditors for the improvement of internal control processes;

          (b) Review of the operations of the Trust's financial, accounting and reporting processes;

          (c) Selection, evaluation and replacement of nationally recognized, independent accountants for the Trust, based upon such factors as the Committee and the Board deem relevant, which independent accountants shall be ultimately accountable to the Board and the Committee. Different accounting firms may be chosen to audit the Trust or any affiliate thereof, all as subject to Board approval;

          (d) Review and approve the independent accountants' service and compensation arrangements and the independence of such accountants;

          (e) Meet with the independent accountants, at such frequency and times as needed to review the Trust's financial reporting, the internal controls of the Trust, the nature of any disagreements or major issues with management, the nature and resolution of any significant or unusual accounting issues, any auditing problems, and such other matters as the Committee deems appropriate;

          (f) Make its Chairman or the Committee as a whole available, upon request, to the independent accountants and management to review interim and annual financial statements and earnings releases prior to filing or release to the extent required by applicable regulations of the Securities and Exchange Commission (SEC), NYSE, and accounting standards;

          (g) Discuss with the independent accountants the quality of the Trust's financial reporting;

          (h) Review and approve the annual audit plan and receive periodic reports on progress and results;

          (i) Review and reassess, annually, the Committee's Charter in light of current circumstances of the Trust and changes in regulations;

          (j) Review material legal and regulatory matters, including reports received from regulators;

          (k) Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets;

          (l) Receive periodic reports from the independent accountants regarding all relationships between the accountants and the Trust, discuss with the independent accountants any disclosed relationships or services that may affect their objectivity and independence and recommend that the Board take appropriate action to satisfy itself of the independence of the independent accountants;

          (m) The Committee shall:

           - Ensure reports are made to the Board or in periodic filings as required by governing rules and regulations of the SEC and NYSE; such reports will include, among other things:

             - A report in the Trust's proxy statement for its annual meeting of shareholders at which trustees will be elected that the Committee has:

               - Reviewed and discussed the audited financial statements with management and the independent accountants;

               - Discussed with the independent accountants matters required to be covered by the Statement on Auditing Standards No. 61;

               - Received independence disclosures from the independent
                 accountants as required by Independence Standards Board Standard No. 1 and applicable SEC and NYSE regulations;

               - Recommended inclusion of the audited financial statements in the Form 10-K for the last fiscal year for filing with the SEC, following completion of the immediately preceding three actions; and

               - Any other reports as may be mandated from time to time by applicable regulations.

             - An annual written confirmation to the NYSE covering:

               - Any determination that the Board has made regarding the
                 independence of Committee members;

               - The financial literacy of Committee members;

               - The determination that at least one of the Committee members has accounting or related financial management expertise; and

               - The Committee's annual review and reassessment of the adequacy of its Charter.

              - The triennial publication of the Committee's Charter in the
                Trust's proxy statement for its annual meeting of shareholders at which trustees will be elected.

4. ACCESS TO RESOURCES OF THE TRUST

     With reasonable advance notice, the Committee may request any officer of the Trust to attend any meeting of the Committee or to otherwise provide assistance to the Committee in fulfilling its responsibilities. In such circumstances as it deems appropriate the Committee shall be entitled to engage outside legal counsel or other experts as it deems necessary to assist in fulfilling its duties.

5. GENERAL

     The Committee shall request the senior internal auditor and independent accountants to meet with the members of the Committee without members of management or officers present to discuss such topics as the Committee deems appropriate.

                                   APPENDIX B

                                 PROLOGIS TRUST
                          EMPLOYEE SHARE PURCHASE PLAN

     1. Purpose; Effective Date. The ProLogis Trust Employee Share Purchase Plan (the "Plan") has been established to provide employees of ProLogis Trust (the "Trust") and its Participating Subsidiaries (as defined below) with an opportunity to become owners of the Trust through the purchase of Common Shares of Beneficial Interest, $.01 per value per share ("Shares"), of the Trust. For purposes of the Plan, the term "Participating Subsidiary" means any corporation in which the Trust has, either directly or indirectly, at least a 50 percent ownership interest and which has been designated by the Trust as a Participating Subsidiary. It is intended that the Plan, and all rights granted hereunder, will meet the requirements of an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan, in all respects, shall be interpreted and construed so as to be consistent with such requirements. The Plan shall be effective as of June 1, 2001 (the "Effective Date"), subject to approval of the shareholders of the Trust, and shall remain in effect until all Shares reserved for issuance hereunder have been issued or until the Plan is otherwise terminated in accordance with the provisions of Section 10 hereof.

     2. Administration by Committee; Authority. The Plan shall be administered by the Management Development and Compensation Committee of the Trust's Board of Trustees (the "Committee"). Subject to the terms and conditions of the Plan, the Committee shall have the authority to (a) manage and control the operation of the Plan; (b) conclusively interpret and construe the provisions of the Plan, and prescribe, amend and rescind rules, regulations and procedures relating to the Plan; (c) correct any defect or omission and reconcile any inconsistency in the Plan; and (d) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan. The determination of the Committee on matters within its authority shall be conclusive and binding on the Trust, the Participating Subsidiaries and all other persons.

     3. Participation.

          (a) Eligible Employees.  Subject to the terms and conditions of the
     Plan:

             (i) Each regular, full-time or part-time employee of the Trust and the Participating Subsidiaries who regularly works more than 20 hours per week shall be eligible to participate in the Plan for an Offering Period (as defined below) if, as of the first day of the Offering Period, the employee is employed by the Trust or a Participating Subsidiary.

             (ii) Notwithstanding any other provision of the Plan, individuals who are not treated as common law employees by the Trust and the Participating Subsidiaries on their payroll records are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors.

             (iii) No employee of the Trust or any Participating Subsidiary shall be eligible to participate in the Plan if the Committee determines that such participation would be in violation of any local law and that it is permissible to exclude such employees from participation in the Plan under section 423 of the Code.

          (b) Offering Period. For purposes of the Plan, an "Offering Period" means the period established from time to time by the Committee; provided, however, that no Offering Period shall exceed a period of six months. It is anticipated that after an initial Offering Period to be determined by the Committee, the Offering Period shall be a six month period beginning on each January 1 and July 1, respectively.

          (c) Elections to Participate. An employee who is eligible to participate in the Plan for an Offering Period may elect to become a "Participant" in the Plan for that Offering Period by completing and filing with the Trust, or its designee, an "Election Form" which authorizes payroll deductions from the Participant's pay. Subject to the terms and conditions of the Plan, deductions pursuant to a Participant's Election Form shall commence with the first payroll period ending after the first day of the Offering Period, shall continue until the Participant terminates participation in the Plan in accordance herewith or until the

     Plan is terminated, whichever occurs first, and shall be credited to the Participant's Plan Account (as described in paragraph 6(d)).

          (d) Payroll Deductions Only. An eligible employee may participate in the Plan only through payroll deductions. Other contributions will not be accepted. All Election Forms shall be filed in accordance with uniform and nondiscriminatory rules established by the Committee.

     4. Shares Subject to Plan.

          (a) Number of Shares Reserved. The Shares which may be issued under the Plan shall be Shares currently authorized but unissued or currently held or subsequently acquired by the Trust as treasury shares, including Shares purchased in the open market or in private transactions. Subject to the provisions of paragraph 4(c), the aggregate number of Shares which may be issued under the Plan may not exceed 5,000,000.

          (b) Reusage of Shares. In the event of the expiration, withdrawal or other cancellation of an Option (as defined in Section 5) under the Plan, the number of Shares that were subject to the Option but not delivered shall again be available for issuance under the Plan.

          (c) Adjustments to Shares Reserved. In the event of any transaction involving the Trust (including, without limitation, any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, extraordinary cash dividend, stock split, reverse stock split, combination, exchange or other distribution with respect to Shares or other change in the corporate structure or capitalization affecting the Shares), the Committee may make adjustments to Options under the Plan to preserve the benefits or potential benefits of the Options. Action by the Committee may include (i) adjustment of the number and kind of shares which are or may be subject to Options under the Plan, (ii) adjustment of the number and kind of shares subject to outstanding Options under the Plan, (iii) adjustment to the exercise price of outstanding Options under the Plan, (iv) cancellation of outstanding Options under the Plan, and (v) any other adjustments that the Committee determines to be equitable.

          (d) Insufficient Shares. If, on an Exercise Date (as defined in paragraph 8(a)), Participants in the aggregate have outstanding Options to purchase more Shares than are then available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of Shares on a pro rata basis and any excess payroll deductions shall be returned to such Participants, without interest, all as provided by uniform and nondiscriminatory rules adopted by the Committee.

     5. Grant of Options. As of the first day of each Offering Period (the "Grant Date"), each employee who is a Participant for such Offering Period shall be deemed to have been granted an "Option" under the Plan; provided, however, that:

          (a) no Participant shall be granted an Option to purchase Shares on any Grant Date if such Participant, immediately after the Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Trust or any subsidiary of the Trust (determined in accordance with section 424(f) of the Code (each a "Subsidiary")); and

          (b) no Participant may purchase under the Plan (or any other employee stock purchase plan of the Trust or any Subsidiary) more than $25,000 of Fair Market Value (as defined in paragraph 9(h)) of Shares (determined at the Grant Date) for each calendar year.

     The provisions of paragraph 5(b) shall be interpreted in accordance with section 423(b)(8) of the Code. For purposes of this Section 5, the rules of section 424(d) of the Code shall apply in determining the stock ownership of an individual and Shares which the Participant may purchase under outstanding Options shall be treated as Shares owned by the Participant.

     6. Payroll Deductions.

          (a) Source and Amount of Payroll Deductions. Payroll deductions shall be made from the Base Earnings (as defined in paragraph 6(e)) paid to each Participant for each payroll period in such amounts as the Participant shall authorize in the Participant's Election Form. Subject to the provisions of Section 5, the Committee may, from time to time, establish uniform and nondiscriminatory minimum and maximum payroll deductions for any period. Unless otherwise specified by the Committee, payroll deductions for any payroll period must be made in whole percentage increments and may not exceed 15% of the Participant's Base Earnings for that payroll period.

          (b) Insufficient Pay. If a Participant's Base Earnings are insufficient in any payroll period to allow the entire payroll deduction contemplated under the Plan, no deduction will be made for such payroll period. Payroll deductions will resume with the next payroll period in which the Participant has Base Earnings sufficient to allow for the deductions. Payroll deductions under the Plan shall be made in any payroll period only after other withholdings, deductions, garnishments and the like have been made, and only if the remaining Base Earnings are sufficient to allow the entire payroll deduction contemplated.

          (c) Changes to Deductions. Subject to any minimum and maximum deductions established by the Committee and the terms and conditions of the Plan, a Participant may change the amount of the Participant's payroll deduction for any payroll period occurring within an Offering Period (but not retroactively and not more than twice during any Offering Period) by filing a new Election Form with the Trust or its designated recordkeeper in accordance with uniform and nondiscriminatory rules established by the Committee. Any change to payroll deductions for an Offering Period shall be implemented as soon as administratively feasible.

          (d) Plan Accounts. The Committee shall cause a separate bookkeeping account (a "Plan Account") to be maintained for each Participant, which Plan Account will reflect the accumulated payroll deductions made on behalf of the Participant from time to time, reduced for any distributions from such Plan Account pursuant to the provisions of the Plan.

          (e) Base Earnings. For purposes of the Plan, the term "Base Earnings" for any period shall have the usual meaning given to that term by the Trust from time to time which are payable to a Participant for that period.

     7. Termination of Participation.

          (a) Voluntary Termination. A Participant may, at any time and for any reason, voluntarily terminate participation in the Plan by written notification of withdrawal delivered to the appropriate payroll office at least 10 business days (or such other period provided by the Committee) before the next payroll period.

          (b) Automatic Termination. A Participant's participation in the Plan shall be automatically terminated immediately upon termination of the Participant's employment with the Trust and the Participating Subsidiaries for any reason.

          (c) Effect of Termination. In the event a Participant's participation in the Plan is terminated for any reason, payroll deductions shall immediately cease and any amounts then credited to the Participant's Plan Account shall be returned to the Participant, without interest, as soon as practicable thereafter. A Participant whose participation in the Plan has terminated may not rejoin the Plan until the next Offering Period following the date of such termination, subject to the terms and conditions of the Plan.

     8. Exercise of Option/Purchase of Shares.

          (a) Exercise of Option. On the last day of each Offering Period (or, if such day is not a business day, the next preceding business day) (each an "Exercise Date"), each Participant who is then employed by the Trust or a Participating Subsidiary shall be deemed to have exercised the Participant's Option with respect to that number of whole Shares equal to the quotient of (i) the balance in the Participant's Plan Account as of the Exercise Date and (ii) the Exercise Price. For purposes of the Plan, the "Exercise Price" shall be the lesser of (1) 85% of the Fair Market Value of a Share on the Grant Date, or
     (2) 85% of the Fair Market Value of a Share on the Exercise Date, but in no event less than the par value of a Share.

          (b) Statements. As soon as practicable after each Exercise Date, a statement shall be delivered to each Participant which shall include the number of Shares purchased on the Exercise Date on behalf of such Participant under the Plan.

          (c) Certificates. When requested by a Participant, a stock certificate for Shares purchased by the Participant under the Plan shall be issued in the name of the Participant or, if so specified in the Participant's Election Form, in the Participant's name and the name of another person as joint tenants with right of survivorship or as tenants in common.

          (d) Excess Plan Account Balances. Any amounts remaining in a Participant's Plan Account as of any Exercise Date after the purchase of Shares described herein shall remain in the Participant's Plan Account and shall be used as of the next Exercise Date to purchase Shares in accordance with the terms of the Plan; provided, however, that nothing in this paragraph (d) shall affect a Participant's right to cease participation in the Plan in accordance with the terms hereof.

     9. Miscellaneous.

          (a) Compliance with Applicable Laws; Limits on
     Issuance. Notwithstanding any other provision of the Plan, the Trust shall have no obligation to issue any Shares under the Plan unless such issuance would comply with all applicable laws and the applicable regulations or requirements of any securities exchange or similar entity. The Trust's obligation to sell and deliver Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Prior to the issuance of any Shares under the Plan, the Trust may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose or with the intention of distributing the Shares and will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

          (b) Transferability. Neither the right of a Participant to purchase Shares hereunder, nor the Participant's Plan Account balance, may be transferred, pledged or assigned by the Participant other than by will or the laws of descent and distribution and the Participant's rights hereunder may be exercised during the Participant's lifetime only by him.

          (c) Notices. Any notice or document required to be filed with the Committee under or with respect to the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee at the Trust's principal executive offices. The Committee may, by advance written notice to affected persons, revise any notice procedure from time to time. Any notice required under the Plan may be waived by the person entitled to notice.

          (d) Withholding. All amounts withheld pursuant to the Plan, Shares issued hereunder and any payments pursuant to the Plan are subject to withholding of all applicable taxes and the Trust and its subsidiaries shall have the right to withhold from any payment or distribution of Shares or to collect as a condition of any payment or distribution under the Plan, as applicable, any taxes required by law to be withheld. To the extent provided by the Committee, a Participant may elect to have any distribution of Shares otherwise required to be made pursuant to the Plan to be withheld or to surrender to the Trust or its subsidiaries Shares already owned by the Participant to fulfill any tax withholding obligation; provided, however, in no event shall the fair market value of the number of Shares so withheld (or accepted) exceed the amount necessary to meet the minimum Federal, state and local marginal tax rates then in effect that are applicable to the Participant and to the particular transaction.

          (e) Limitation of Implied Rights. The Plan does not constitute a contract of employment or continued service and participation in the Plan will not give any employee the right to be retained in the employ of the Trust or any Participating Subsidiary or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan. Participation in the Plan by a Participant shall not create any rights in such Participant as a shareholder of the Trust until Shares are registered in the name of the Participant.

          (f) Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

          (g) Gender and Number. Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

          (h) Definition of Fair Market Value. For purposes of the Plan, the "Fair Market Value" of a Share as of any date shall be determined in accordance with the following rules:

             (i) If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the average of the highest and lowest sales price per Share on such date on the principal exchange on which the Shares are then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

             (ii) If the Shares are not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the average of the lowest reported bid price and highest reported asked price of the Shares on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Shares in such market.

             (iii) If the Shares are not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

     10. Amendment or Termination of Plan. The Board may, at any time and in any manner, amend, suspend or terminate the Plan or any election outstanding under the Plan; provided, however, that no such amendment shall be made without approval of the Trust's shareholders to the extent such approval would be required under section 423 of the Code, the rules of any securities exchange or similar entity on which the Shares are listed or otherwise by applicable law.

                           [PROLOGIS LOGO] PROLOGIS(R)
                        THE GLOBAL DISTRIBUTION SOLUTION

                         ANNUAL MEETING OF SHAREHOLDERS

                                ADMISSION TICKET
                             THURSDAY, MAY 17, 2001
                            10:30 A.M. (MOUNTAIN TIME)
                                 PROLOGIS TRUST
                              14100 EAST 35TH PLACE
                             AURORA, COLORADO 80011
                   PLEASE PRESENT THIS TICKET FOR ADMITTANCE.

             CONSENT TO OBTAIN FUTURE SHAREHOLDER-RELATED MATERIALS
                        ELECTRONICALLY INSTEAD OF BY MAIL


If you subscribe to an Internet service provider that offers access to the World Wide Web, you may elect to receive future materials via the Internet instead of receiving copies through the mail. As with all Internet access, usage or server fees must be paid by the user.

To elect this option, go to the website http://www.econsent.com/pld and follow the instructions provided. If you elect this option, your consent will remain in effect until you withdraw it and you will be notified annually by e-mail how to access the proxy materials and how to vote via the Internet.

To withdraw your consent, simply notify our Transfer Agent, Fleet National Bank (EquiServe), by telephone at 1-800-733-5001; by written notice mailed to P.O. Box 43010, Providence, RI 02940-3010; or via e-mail at www.equiserve.com. Also, if while your consent is in effect you decide you would like to receive a hardcopy of the proxy materials, you may call, write or e-mail our Transfer Agent to request a hardcopy.

                                   DETACH HERE

                                      PROXY

                                 PROLOGIS TRUST

                   THIS PROXY IS SOLICITED BY AND ON BEHALF OF
                              THE BOARD OF TRUSTEES

                       2001 ANNUAL MEETING OF SHAREHOLDERS


     The undersigned hereby appoints each of K. Dane Brooksher, Irving F. Lyons, III and Edward S. Nekritz, as proxies with full power of substitution, to represent the undersigned at the annual meeting of shareholders to be held on May 17, 2001, and at any and all adjournments or postponements thereof, and to vote at such meeting the common shares of beneficial interest that the undersigned would be entitled to vote at such meeting in accordance with the instructions indicated on the reverse side of this card; IF NO INSTRUCTIONS ARE INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES FOR TRUSTEE, FOR THE ADOPTION OF THE PROLOGIS TRUST EMPLOYEE SHARE PURCHASE PLAN AND, AT THE DIRECTION OF THE PROXIES NAMED ABOVE, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy. You are encouraged to specify your choice by the marking the appropriate boxes - SEE REVERSE SIDE - but you need not mark any boxes if you wish to vote in accordance with the Board of Trustees' recommendations. The proxies cannot vote your shares unless you sign and return this card.

[SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE       [SEE REVERSE
    SIDE]                                                              SIDE]

PROLOGIS
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398


VOTE BY TELEPHONE                                         VOTE BY INTERNET

It's fast, convenient, and immediate!                     It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone                      immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

FOLLOW THESE FOUR EASY STEPS:                             FOLLOW THESE FOUR EASY STEPS:

1.  READ THE ACCOMPANYING PROXY                           1.  READ THE ACCOMPANYING PROXY
    STATEMENT AND PROXY CARD.                                 STATEMENT AND PROXY CARD.

2.  CALL THE TOLL-FREE NUMBER                             2.  GO TO THE WEBSITE
    1-877-PRX-VOTE (1-877-779-8683).                          http://www.eproxyvote.com/pld

3.  ENTER YOUR 14-DIGIT VOTER                             3.  ENTER YOUR 14-DIGIT VOTER
    CONTROL NUMBER LOCATED ON                                 CONTROL NUMBER LOCATED ON
    YOUR PROXY CARD ABOVE YOUR NAME.                          YOUR PROXY CARD ABOVE YOUR NAME.

4.  FOLLOW THE RECORDED INSTRUCTIONS.                     4.  FOLLOW THE INSTRUCTIONS PROVIDED.

YOUR VOTE IS IMPORTANT!                                   YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                              Go to http://www.eproxyvote.com/pld anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



                       DETACH AND RETURN THIS PORTION ONLY

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
                                                                                                           FOR    AGAINST  ABSTAIN
1. The election of the following persons as Class II Trustees:   2. To adopt the ProLogis Trust Employee   [ ]      [ ]      [ ]
                                                                    Share Purchase Plan.
   NOMINEES: (01) C. Ronald Blankenship, (02) Stephen L.
   Feinberg, (03) Donald P. Jacobs, (04) J. Andre Teixeira       3. In their discretion, the proxies are   [ ]      [ ]      [ ]
                                                                    authorized to vote upon such other
     FOR [ ]      [ ] WITHHELD        MARK HERE                     business as may properly come before
     ALL              FROM ALL        IF YOU PLAN  [ ]              the meeting or any adjournments thereof.
   NOMINEES           NOMINEES        TO ATTEND
                                      THE MEETING

                                      MARK HERE
                                      FOR ADDRESS  [ ]
                                      CHANGE AND
                                      NOTE BELOW

[ ]
    ------------------------------------------------------------
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)


                                                                    PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                                                                    PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE
                                                                    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                                                    Please sign exactly as your name(s) appear(s)
                                                                    hereon. If shares are held jointly, each joint
                                                                    tenant should sign. If signing as attorney,
                                                                    executor, administrator, trustee or guardian or as
                                                                    officer of a corporation or other entity, please
                                                                    give full title or capacity in which you are
                                                                    signing.